Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made effective as of March 28, 2022 (the “Effective Date”), by and between Pyxis Oncology, Inc., a Delaware corporation, having an address at 35 Cambridge Park Drive, Cambridge, Massachusetts 02140 (“Licensee”), and Biosion USA, Inc., a Delaware corporation, having an address at 1 Innovation Way, Suite 300, Newark, Delaware 19711 (“Licensor”). Licensee and Licensor may, from time-to-time, be individually referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, Licensor Controls certain Antibody compounds directed to Siglec-15, one of the Sialic acid-binding immunoglobulin-like lectins (“Siglec-15”), and the Licensed Technology (hereinafter defined) that covers the exploitation of those compounds; and

WHEREAS, Licensee wishes to obtain, and Licensor wishes to grant to Licensee, certain exclusive licenses under the Licensed Technology on the terms and conditions set forth herein to exploit those anti-Siglec-15 compounds.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree to the foregoing and as follows:

1.
Definitions.

Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below or the meaning as designated in the indicated places throughout this Agreement.

1.1.
“Accelerated Approval” means the granting of Regulatory Approval by FDA based on a surrogate endpoint or intermediate clinical endpoint, as permitted by applicable FDA rules, orders and guidances.
1.2.
“Acquiring Person” is defined in Section 1.35.
1.3.
“Additional Information” is defined in Section 14.2.
1.4.
“Adverse Event” means any untoward medical occurrence in a human patient or subject who is administered a product, whether or not considered related to the product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom, or disease associated with the use of such product.
1.5.
“Affiliate” means, with respect to a Party, any other Person that, on the Effective Date or during the Term, controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” refers to: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; or (b) the ownership, directly or indirectly, of at least fifty percent (50%) of the combined voting power of the securities or other ownership interest of such entity. For clarity, a Person will be deemed an Affiliate of another Person only so long as it satisfies the foregoing definition.
1.6.
“Agreement” is defined in the introduction to this Agreement.

1.7.
“Alliance Manager” is defined in Section 4.3.
1.1.
“Annual Net Sales” means, with respect to a Calendar Year during the applicable Royalty Term, the aggregate Net Sales by Licensee, its Affiliates, and Sublicensees of all Products in the Field in the Licensed Territory during such Calendar Year.
1.2.
“Anti-Corruption Law” means any applicable law, statute, rule, regulation, order, judgment, ordinance, or guideline of any governmental authority concerning bribery, corruption, or illegal payments and gratuities, including the United States Foreign Corrupt Practices Act, the Hong Kong Prevention of Bribery Ordinance, the UK Bribery Act 2010, the PRC Criminal Law, the PRC Unfair Competition Law, the Interim Regulations on Prohibition of Commercial Bribery issued by the SAIC, and any Applicable PRC Law similar to any of the foregoing.
1.3.
“Antibody” means a molecule comprising or containing one (1) or more immunoglobulin variable domains or any fragments, derivatives, variants, or modifications thereof that bind to the same antigen.
1.4.
“Applicable Law” means any applicable law, statute, rule, regulation, order, judgment, ordinance, or guideline of any governmental authority, including the US Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a), the rules and regulations of the Securities Exchange Commission, any listing requirements of any securities exchange or market applicable to a Party, Applicable PRC Law, Anti-Corruption Law, cGCP, cGLP, and cGMP.
1.5.
“Applicable PRC Law” means any applicable (including local- or national-level) law, statute, rule, regulation, order, judgment, ordinance, or guideline, and other legislative, executive, or judicial interpretation or normative documents of any governmental authority of the PRC, including any officially-announced policies of the PRC, which are publicly promulgated and available and in force from time to time.
1.6.
“Asian Market” means the following countries: Japan; the Republic of Korea; Singapore and India.
1.7.
“Auditor” is defined in Section 6.2.1.
1.8.
“Bankruptcy Code” is defined in Section 1.16.
1.9.
“Bankruptcy Event” means, with respect to a Party, the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization, or other similar proceedings by or against such Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where, in the case of involuntary proceedings, such proceedings have not been dismissed or discharged within [***] days after they are instituted; (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by such Party of any involuntary debts as they mature; (c) the institution of any reorganization, arrangement, or other readjustment of debt plan of such Party not involving the Bankruptcy Code; (d) appointment of a receiver for all or substantially all of such Party’s assets; or (e) any corporate action taken by the board of directors of such Party in furtherance of any of the foregoing actions.

1.10.
“Biomarker Test” means the predictive protein assay which is intended to be used to identify and select patients likely to respond to a Product containing a Compound, and any improved versions of such assay. [***].
1.11.
“Biosimilar Product” means [***].
1.12.
“BLA” means a biologics license application or an equivalent authorization to market a Product in a particular country or jurisdiction, as defined by Applicable Law and regulations and filed with the applicable Regulatory Authority.
1.13.
“Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks located in New York, New York, USA, are authorized or required by Applicable Law to remain closed.
1.14.
“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31; provided, that: (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first such three (3)-month period thereafter; and (b) the final Calendar Quarter of the Term shall extend from the first day of the applicable three (3)-month period until the last day of the Term.
1.15.
“Calendar Year” means any twelve (12)-month period commencing on January 1 and ending on December 31; provided, that: (a) the first Calendar Year of the Term shall extend from the Effective Date to December 31; and (b) the final Calendar Year of the Term shall extend from January 1 until the last day of the Term.
1.1.
“cGCP” means the then-current good clinical practices as defined in Parts 50, 56 and 312 of Title 22 of the U.S. Code of Federal Regulations or any successor thereto or foreign equivalents thereof, including Good Clinical Practice for Drugs promulgated by FDA, together with any guidelines or implementation rules issued by FDA in connection therewith.
1.2.
“cGLP” means the then-current good laboratory practices as required by the FDA under 21 C.F.R. Part 58 and all applicable FDA rules, regulations, orders, and guidances, and the requirements with respect to current good laboratory practices prescribed by the European Community, the OECD (Organization for Economic Cooperation and Development Council) and the ICH Guidelines.
1.1.
“cGMP” means the then-current good manufacturing practices as defined in Parts 210 and 211 of Title 21 of the U.S. Code of Federal Regulations or any successor thereto and foreign equivalents thereof, including Good Manufacturing Practice for Drugs.

1.2.
“Change of Control” means, with respect to a Party, that: (a) (i) any Third Party acquires directly or indirectly the beneficial ownership of any voting securities of such Party, or (ii) the percentage ownership by a Third Party of the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and, in each case ((i) and (ii)), immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then-outstanding voting securities of such Party; (b) any merger, consolidation, recapitalization, or reorganization of such Party is consummated that results in the shareholders or equity holders of such Party immediately prior to such transaction owning less than fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve any plan of complete liquidation of such Party or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, in each case, through one (1) or more related transactions, other than to an Affiliate or pursuant to one (1) or more related transactions that would result in shareholders or equity holders of such Party immediately prior to such transaction owning more than fifty percent (50%) of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; or (d) the sale or transfer to any Third Party, in one (1) or more related transactions, of all or substantially all of such Party’s consolidated assets taken as a whole.
1.3.
“Claims” means, collectively, any and all demands, claims, actions, and proceedings (whether criminal or civil, in contract, tort, or otherwise) asserted or brought by any Third Party for losses, damages, liabilities, costs, or expenses (including attorneys’ fees).
1.1.
“Clinical Supply Agreement” is defined in Section 3.5.1.
1.2.
“Commercial Supply Agreement” is defined in Section 3.5.2.
1.3.
“Commercialize” or “Commercialization” means to market, promote, distribute, offer for sale, sell, import, have imported, export, have exported, or otherwise commercialize a compound or product. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.
1.4.
“Commercially Reasonable Efforts” means [***].
1.5.
[***].
1.6.
“Compound” means: (a) the monoclonal antibody directed to human Siglec-15 that exists as of the Effective Date, which is designated as “BSI-060T,” the amino acid sequences of the variable region light chain and heavy chains of which are set forth on Schedule 1.33; or (b) any other Antibody directed to Siglec-15, [***], that is Controlled by either Party as of the Effective Date or during the Term. Compounds shall not include any ROFO Compounds.
1.7.
“Confidential Information” means, with respect to a Party, all confidential or proprietary information and materials (whether or not patentable) regarding such Party’s or any of its Affiliates’ technology, products, or business that is communicated in any way or form by or on behalf of such Party or any of its Affiliates (in such capacity, the “Disclosing Party”) to the other Party or any of its Affiliates (in such capacity, the “Receiving Party”) or to any of the Receiving Party’s employees, consultants, or advisors (collectively, “Representatives”), either prior to or after the Effective Date, and whether or not such information or material is identified as confidential at the time of disclosure. Notwithstanding the foregoing, the existence of, and the terms and conditions of, this Agreement shall be considered Confidential Information of each of Licensor and Licensee.

1.8.
“Control” or “Controlled” means, with respect to any Intellectual Property Rights, data, or other information, the legal authority or right (whether by ownership, license, or otherwise) of a Party to grant a license or a sublicense of or under such Intellectual Property Rights (including in the case of the ROFO Product Technology if the ROFO if exercised) to the other Party on the terms and conditions set forth in this Agreement or provide such Intellectual Property Rights, data or other information to such other Party under this Agreement without breaching the terms of any agreement with a Third Party; provided, that a Party and its Affiliates will not be deemed to Control any Intellectual Property Rights, data, or other information to the extent that, prior to the consummation of a Change of Control of such Party, such Intellectual Property Rights, data, or other information are owned or in-licensed by a Third Party and its Affiliates that collectively become Affiliates of such acquired Party (or that merges or consolidates with such Party) after the Effective Date as a result of such Change of Control (each, an “Acquiring Person”), except: (a) with respect to any such Intellectual Property Right, data, or other information arising as a result of activities by or on behalf of the Acquiring Person who participate in activities under this Agreement, or have access to Confidential Information under this Agreement; or (b) to the extent that any such Intellectual Property Right, data, or other information is included in or used in furtherance of such Party’s activities under this Agreement by or on behalf of the Acquiring Person after such Change of Control.
1.9.
“Cover” means, with respect to a compound or product, that, but for a license granted to a Person under a claim included in a Patent Right, the Development, Manufacture, Commercialization, or other use of such compound or product in the Field in the Licensed Territory by such Person would infringe, or contribute to or induce the infringement of, such claim (or, with respect to a claim that has not yet issued, would infringe such claim if it were to issue as then being prosecuted).
1.10.
“Develop” or “Development” means to conduct any and all research and development activities necessary to obtain Regulatory Approval, including toxicology, pharmacology, and other pre-clinical efforts, test method development and stability testing, statistical analysis, clinical studies, and regulatory activities.
1.11.
“Disclosing Party” is defined in Section 1.34.
1.1.
“Dispute” is defined in Section 15.1.
1.2.
“Effective Date” is defined in the introduction to this Agreement.
1.3.
“Executive Officers” means: (a) with respect to Licensor, its Chief Executive Officer or his/her designee; and (b) with respect to Licensee, its Chief Executive Officer or his/her designee.
1.4.
“Existing Upstream License Agreements” is defined in Section 1.121.
1.5.
“FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.
1.6.
“Field” means the treatment, prevention, diagnosis, control and maintenance of all human diseases and conditions.
1.7.
“Final Decision-Making Authority Matters” is defined in Section 4.1.6.
1.8.
“First Commercial Sale” means, with respect to a Product, the first sale of such Product by Licensee, any of its Affiliates, or any Sublicensee to a Third Party in a country or jurisdiction in the Licensed Territory following receipt of Regulatory Approval for such Product in such country or jurisdiction or, if no such Regulatory Approval or similar approval is required, the date on which the Product is first commercially launched in such country or jurisdiction; provided, that First Commercial Sale will not include: [***].

1.9.
“FPFD” means, with respect to a human clinical study, the administration of the first dose of a biopharmaceutical product to the first patient (or volunteer, as relevant) participating in such human clinical study.
1.10.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
1.12.
“Government Official” means: (a) any elected or appointed government official (e.g., a member of a ministry of health); (b) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function; (c) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office; (d) any employee or person acting for or on behalf of a public international organization; or (e) any person otherwise categorized as a government official under local law.
1.11.
“Greater China” means (a) the PRC; (b) the Hong Kong Special Administrative Region (“Hong Kong”), (c) the Macau Special Administrative Region (“Macau”), and (d) Taiwan.
1.12.
“IND” means an investigational new drug application or similar application or submission for approval to conduct human clinical studies filed with or submitted to a Regulatory Authority in a particular country or jurisdiction in conformance with the requirements of such Regulatory Authority, including, in each case, any amendments thereto.
1.1.
“Indemnified Party” is defined in Section 11.3.
1.2.
“Indemnifying Party” is defined in Section 11.3.
1.3.
“Intellectual Property Rights” means all Patent Rights, Know-How, copyrights, trademarks, moral rights, and any and all other intellectual property or proprietary rights in any jurisdiction.
1.4.
“Intercompany License Agreement” means the Intellectual Property Sharing Agreement, dated as of March 22, 2022, between Licensor and Biosion, Inc., a company duly incorporated and validly existing under the laws of People’s Republic of China and the parent company of Licensor.
1.5.
“JSC” is defined in Section 4.1.1.
1.6.
“Know-How” means any proprietary information, including records, discoveries, inventions, improvements, modifications, processes, techniques, methods, assays, designs, protocols, formulas, data (including toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, results in any form whatsoever, know-how, and trade secrets (in each case, patentable, copyrightable, or otherwise).
1.1.
“Last Patient Last Visit” means with respect to the relevant clinical trial the final visit to the trial site, to the treating physician for the clinical trial subject or such other final requirement for the last patient on study drug in that clinical trial, required by the protocol for that clinical in order for the database to be locked.
1.2.
“Licensed Know-How” means any and all Know-How Controlled by Licensor or any of its Affiliates as of the Effective Date or during the Term which is necessary or reasonably useful for the Development, Manufacture or Commercialization of the Compound or any Product or the Biomarker Test in the Field.
1.3.
“Licensed Materials” means all materials and documents, including Regulatory Filings and all information contained in such documents or filings, (a) Controlled by Licensor or any of its Affiliates that are listed in Schedule 1.60, or (b) Controlled by Licensor or any of its Affiliates during the Term which are otherwise necessary for the Development, Manufacture or Commercialization of any Compound or Product or the Biomarker Test in the Field.

1.4.
“Licensed Patent Rights” means, subject to Section 2.4, any and all Patent Rights Controlled by Licensor or any of its Affiliates as of the Effective Date or during the Term: (a) that claim the composition of matter, method of using or manufacturing or formulation of the Compound or any Product; or (b) which are otherwise necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Compound or any Product or the Biomarker Test in the Field. The Licensed Patent Rights existing as of the Effective Date include the Patent Rights listed on Schedule 1.61, which schedule may be updated from time to time during the Term upon the request of Licensee.
1.5.
“Licensed Technology” means, collectively, the Licensed Patent Rights, the Licensed Know-How, and the Licensed Material.
1.1.
“Licensed Territory” means all of the countries of the world other than the Retained Territory.
1.2.
“Licensee” is defined in the introduction to this Agreement.
1.3.
“Licensee Development Plan” is defined in Section 3.2.2.
1.4.
“Licensee Foreground Patent Rights” means any Patent Rights that are conceived, developed, generated or otherwise made by or on behalf of Licensee or its Affiliates or its or their Sublicensees under or in connection with this Agreement that constitute Licensee Patent Rights.
1.5.
“Licensee Indemnitees” is defined in Section 11.2.
1.6.
“Licensee Know-How” means any and all Know-How Controlled by Licensee or any of its Affiliates as of the Effective Date or during the Term which is necessary or reasonably useful for the Development, Manufacture or Commercialization of the Compound or any Product or the Biomarker Test in the Field.
1.7.
“Licensee Materials” means all materials and documents, including Regulatory Filings and all information contained in such documents or filings, Controlled by Licensee or any of its Affiliates during the Term which are necessary or reasonably useful for the Development, Manufacture or Commercialization of any Compound or Product or the Biomarker Test in the Field.
1.8.
“Licensee Patent Rights” means any and all Patent Rights Controlled by Licensee or any of its Affiliates as of the Effective Date or during the Term: (a) that claim the composition of matter, method of using or manufacturing or formulation of the Compound or any Product; or (b) which are otherwise necessary or reasonably useful for the Development, Manufacture, or Commercialization of the Compound or any Product or the Biomarker Test in the Field.
1.9.
“Licensee Technology” means, collectively, the Licensee Patent Rights, the Licensee Know-How, and the Licensee Material.
1.10.
“Licensing Revenue” means [***].
1.11.
“Licensor” is defined in the introduction to this Agreement.
1.12.
“Licensor Indemnitees” is defined in Section 11.1.
1.13.
“Loss of Market Share” means [***].
1.14.
“Major European Country” means the United Kingdom, Germany, France, Italy and Spain.
1.15.
“Manufacture” or “Manufacturing” means: (a) to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship, or store a compound or product or any component thereof; or (b) to engage a Third Party to engage in any of the foregoing activities. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a compound or product or any component thereof.
1.16.
“Marginal Royalty Rates” is defined in Section 5.3.

1.17.
“Milestone” is defined in Section 5.2.1.
1.18.
“Milestone Payment” is defined in Section 5.2.1.
1.19.
“Net Sales” means [***].
1.6.
“New Licensed Technology Agreement” means an agreement with a Third Party entered into following the Effective Date, pursuant to which Licensor in-licenses or otherwise acquires Control of any Patent Rights or Know-How that would constitute Licensed Technology.
1.7.
“Notice of Dispute” is defined in Section 15.1.1.
1.8.
“Party” and “Parties” is defined in the introduction to this Agreement.
1.9.
“Patent Rights” means any and all: (a) issued patents; (b) pending patent applications, including all provisional applications, divisions, continuations, substitutions, continuations-in-part, and renewals, and all patents granted thereon; (c) patents-of-addition, re-examinations, reissues, and extensions or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates, or the equivalent thereof; (d) inventor’s certificates; (e) other forms of government-issued rights substantially similar to any of the foregoing; and (f) United States and foreign counterparts of any of the foregoing.
1.10.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.
1.11.
“Pharmacovigilance Agreement” is defined in Section 3.4.
1.12.
“Phase 1 Clinical Trial” means a clinical trial of a product that would satisfy the requirements of 21 CFR 312.21(a) or its equivalents outside the United States.
1.1.
“Phase 2 Clinical Trial” means a clinical trial of a product that would satisfy the requirements of 21 CFR. 312.21(b) or its equivalents outside the United States.
1.2.
“Phase 3 Clinical Trial” means a clinical trial of a product that would satisfy the requirements of 21 CFR 312.21(c) or its equivalents outside the United States.
1.13.
“Pivotal Clinical Trial” means a human clinical study designed to be used as a pivotal study for purposes of seeking Regulatory Approval for a biopharmaceutical product, which study is conducted on sufficient numbers of human patients to establish that a biopharmaceutical product is safe and efficacious for its intended use, to define warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, and at a standard suitable to obtain Regulatory Approval of such product in any country or jurisdiction within the Licensed Territory or label expansion of such product.
1.14.
“PRC” means the People’s Republic of China, excluding, for purposes of this Agreement, Hong Kong, Macau, and Taiwan.
1.15.
“Product” means any product that includes or incorporates the Compound in any and all dosage forms and formulations.
1.16.
“Prosecuting Party” is defined in Section 7.5.1.

1.17.
“Prosecution and Maintenance” means, with respect to a Patent Right, the preparation, filing, prosecution, and maintenance of such Patent Right, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent Right, together with the initiation or defense of interferences, oppositions, post grant review, inter parties review, derivations, re-examinations, post-grant proceedings, and other similar proceedings (or other defense proceedings with respect to such Patent Right, but excluding the defense of challenges to such Patent Right as a counterclaim in an infringement proceeding) with respect to the particular Patent Right, and any appeals therefrom. For clarification, “Prosecution and Maintenance” shall not include any other enforcement actions taken with respect to a Patent Right.
1.18.
“Receiving Party” is defined in Section 1.34.
1.20.
“Regulatory Approval” means any technical, medical, scientific, or other license, registration, authorization, or approval of any Regulatory Authority in any regulatory jurisdiction (including any approval of a BLA) with respect to any biopharmaceutical product and any indication or intended use, necessary to market and sell such biopharmaceutical product for such indication or intended use, and in the United States, sufficient to make such biopharmaceutical product an available therapy under Applicable Law.
1.21.
“Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for a biopharmaceutical product in the Licensed Territory, including the FDA.
1.22.
“Regulatory Exclusivity” means, with respect to any Product in any country or jurisdiction in the Licensed Territory, the period of time during which: (a) Licensee, its Affiliate, or a Sublicensee has the exclusive legal right, pursuant to a grant by a Regulatory Authority, other than through a Patent Right, including orphan drug exclusivity, pediatric exclusivity, or rights similar thereto in such country or jurisdiction, or is otherwise entitled to the exclusive legal right by operation of Applicable Law in such country or jurisdiction to market and sell such Product, and such right precludes the receipt of Regulatory Approval of any Third Party product that is deemed to be the same or a similar drug, in each case, under applicable orphan drug legislation or regulations; or (b) the data and information submitted by Licensee, its Affiliate, or any Sublicensee to the relevant Regulatory Authority in such country or jurisdiction for purposes of obtaining Regulatory Approval of such Product may not be disclosed, referenced, or relied upon in any way by any Third Party or such Regulatory Authority to support the Regulatory Approval or marketing of any product by any Third Party in such country or jurisdiction, or if such data and information is disclosed, referenced, or relied upon to support a Regulatory Approval granted to any Third Party in such country or jurisdiction, then the product may not be placed on the market for any indication.
1.23.
“Regulatory Filings” means, with respect to a Product, any submission to a Regulatory Authority of any appropriate regulatory application or approval, including any IND, BLA, any submission to a regulatory advisory board, any marketing authorization application, and any supplement or amendment thereto.

1.24.
“Regulatory Materials” means the regulatory registrations, applications, authorizations, and approvals (including approvals of marketing authorization applications, supplements and amendments, pre- and post-approvals, pricing approvals, and labeling approvals), Regulatory Approvals, and other submissions made to or with any Regulatory Authority for research, development (including the conduct of clinical trials), manufacture, or commercialization of a pharmaceutical, biological, or diagnostic product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each marketing authorization application, including all drug master files (if any), INDs, BLAs, and new drug applications, and equivalents outside the United States of any of the foregoing.
1.25.
“Relevant Records” is defined in Section 6.1.
1.26.
“Representatives” is defined in Section 1.34.
1.1.
“Requesting Party” is defined in Section 3.3.3.
1.2.
“Research” means any non-clinical research activities (including drug discovery, identification or synthesis).
1.3.
“Retained Territory” means Greater China.
1.4.
“Review Period” is defined in Section 14.3.
1.5.
“ROFO” is defined in Section 2.7.
1.6.
“ROFO Compound” means (a) any [***] Antibody, [***], that inhibits, modulates or binds to Siglec-15 and one or more other protein target(s) [***], or (b) any antibody-drug conjugate, [***], that inhibits, modulates or binds to Siglec-15 [***], in each case of (a) and (b) that is Controlled by a Party or its Affiliate during the Term.
1.27.
“ROFO Product” means any product that includes or incorporates the applicable ROFO Compound in any and all dosage forms and formulations.
1.28.
“ROFO Product Technology” means (a) any and all Know-How Controlled by a Party or any of its Affiliates which is necessary or reasonably useful for the Development, Manufacture or Commercialization of the applicable ROFO Compound or any corresponding ROFO Product in the Field, and (b) any and all Patents Rights Controlled by a Party or any of its Affiliates: (i) that claim the composition of matter, method of using or manufacturing or formulation of the applicable ROFO Compound or any corresponding ROFO Product; or (ii) which are otherwise necessary or reasonably useful for the Development, Manufacture, or Commercialization of the applicable ROFO Compound or corresponding ROFO Product in the Field.
1.29.
“Royalties” is defined in Section 5.3.
1.30.
“Royalty Term” means, on a Product-by-Product and country-by-country or jurisdiction-by-jurisdiction basis, the period of time from the First Commercial Sale of such Product in such country or jurisdiction until the latest of: (a) the expiration of the last Valid Claim of any Licensed Patent Right which Covers the composition of matter, method of use, Manufacture or sale of such Product in the Field in such country or jurisdiction; (b) the expiration of any applicable Regulatory Exclusivity obtained for such Product in such country or jurisdiction; or (c) the twelve (12)-year anniversary of the date of the First Commercial Sale of such Product in such country or jurisdiction.
1.31.
“Siglec-15” is defined in the Recitals of this Agreement.

1.32.
“Sublicensee” means, with respect to a Party, a Third Party (excluding distributors) to whom such Party or an Affiliate of such Party grants or has granted, directly or indirectly, a sublicense of rights licensed to such Party and its Affiliates by the other Party under this Agreement. For clarity, contract research organizations, contract manufacturing organizations, or similar vendors or service providers shall not be regarded as Sublicensees.
1.33.
“Term” is defined in Section 13.1.
1.34.
“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.35.
“Third Party Infringement” is defined in Section 8.1.
1.36.
“Third Party Payments” is defined in Section 5.4.1.
1.37.
“Uncured Breach” is defined in Section 13.2.
1.38.
“Upstream License Agreement” means any agreement with a Third Party pursuant to which Licensor, any of its Affiliates, or any of their respective Third Party licensors in-licenses or otherwise maintains Control of Patent Rights or Know-How that constitute Licensed Technology for purposes of this Agreement, including the agreements set forth on Schedule 1.121 (the “Existing Upstream License Agreements”) and any Upstream License Agreements which become such pursuant to Section 2.4.
1.39.
“Valid Claim” means [***].
2.
License GrantS.
2.1.
License Grants by Licensor.
2.1.1.
Subject to the terms and conditions of this Agreement, Licensor (on behalf of itself and its Affiliates) hereby grants to Licensee and its Affiliates, during the Term, an exclusive, sublicensable (in accordance with Section 2.3.1), transferable (to the extent permitted in this Agreement), and royalty-bearing license, under the Licensed Technology, to Develop, Manufacture, and Commercialize the Compound and any Product in the Field within the Licensed Territory.
2.1.2.
Subject to the terms and conditions of this Agreement, Licensor (on behalf of itself and its Affiliates) hereby grants to Licensee and its Affiliates, during the Term, an exclusive, sublicensable (in accordance with Section 2.3.1), transferable (to the extent permitted in this Agreement), and royalty-free license, under the Licensed Technology, to Develop, Manufacture, and Commercialize the Biomarker Test in the Field within the Licensed Territory, solely for use with a Product.
2.1.3.
Subject to the terms and conditions of this Agreement, Licensor (on behalf of itself and its Affiliates) hereby grants to Licensee and its Affiliates, during the Term, a non-exclusive, sublicensable (in accordance with Section 2.3.1), transferable (to the extent permitted in this Agreement), and royalty-bearing license, under the Licensed Technology, solely to (a) Research and Manufacture the Compound, any Product and the Biomarker Test in the Retained Territory, to support the Development, Manufacture or Commercialization of the Compound, any Product or the Biomarker Test in the Licensed Territory in accordance with the terms of this Agreement, and (b) perform Licensee’s obligations under this Agreement.

1.1.
License Grants by Licensee.
1.1.1.
Subject to the terms and conditions of this Agreement, Licensee (on behalf of itself and its Affiliates) hereby grants to Licensor and its Affiliates, during the Term, an exclusive, sublicensable (in accordance with Section 2.3.2), transferable (to the extent permitted in this Agreement), [***] license, under the Licensee Technology, to Develop, Manufacture, and Commercialize the Compound and any Product in the Field within the Retained Territory.
1.7.1.
Subject to the terms and conditions of this Agreement, Licensee (on behalf of itself and its Affiliates) hereby grants to Licensor and its Affiliates, during the Term, an exclusive, sublicensable (in accordance with Section 2.3.2), transferable (to the extent permitted in this Agreement), [***] license, under the Licensee Technology, to Develop, Manufacture, and Commercialize the Biomarker Test in the Field within the Retained Territory, solely for use with a Product.
1.7.2.
Subject to the terms and conditions of this Agreement, Licensee (on behalf of itself and its Affiliates) hereby grants to Licensor and its Affiliates, during the Term, a non-exclusive, sublicensable (in accordance with Section 2.3.2), transferable (to the extent permitted in this Agreement), [***] license, under the Licensee Technology, solely to (a) Research and Manufacture the Compound, any Product and the Biomarker Test in the Licensed Territory, to support the Development, Manufacture or Commercialization of the Compound, any Product or the Biomarker Test in the Retained Territory in accordance with the terms of this Agreement, and (b) perform Licensor’s obligations under this Agreement.
1.8.
Sublicense Rights.
1.8.1.
Licensee and each of its Affiliates shall have the right to grant sublicenses under the rights granted under Section 2.1 to any Sublicensees provided, that: (a) each such sublicense agreement will be consistent with the terms and conditions of this Agreement; (b) Licensee will provide Licensor with a true and complete copy of each sublicense agreement with a Sublicensee and each amendment thereto (which sublicense agreement and amendments may be redacted except to the extent necessary for Licensor to determine Licensee’s compliance with this Agreement) within [***] days after such sublicense agreement or amendment has been executed; (c) Licensee or its Affiliate will require each Sublicensee to comply with Licensee’s obligations under this Agreement applicable to such sublicense and will be responsible and directly liable to Licensor for any failure by any Sublicensee to comply with the terms and conditions of this Agreement; and (d) Licensee will remain responsible for the payment to Licensor of all Milestone Payments and Royalties payable with respect to the activities and Net Sales of any Sublicensee.

1.8.2.
Licensor and each of its Affiliates shall have the right to grant sublicenses under the rights granted under Section 2.2 to any Sublicensee; provided, that: (a) each such sublicense agreement will be consistent with the terms and conditions of this Agreement; (b) Licensor will provide Licensee with a true and complete copy of each sublicense agreement with a Sublicensee and each amendment thereto (which sublicense agreement and amendments may be redacted except to the extent necessary for Licensee to determine Licensor’s compliance with this Agreement) within [***] days after such sublicense agreement or amendment has been executed; and (c) Licensor or its Affiliate will require each Sublicensee to comply with Licensor’s obligations under this Agreement applicable to such sublicense and will be responsible and directly liable to Licensee for any failure by any Sublicensee to comply with the terms and conditions of this Agreement.
1.1.
Upstream License Agreements. In the event that, after the Effective Date, Licensor enters into a New Licensed Technology Agreement, which agreement permits Licensor to grant a sublicense thereunder to Licensee as Licensed Technology licensed under this Agreement, then Licensor shall promptly provide Licensee with notice and, to the extent permitted under the New Licensed Technology Agreement, a copy of the applicable agreement (which sublicense agreement may be redacted except to the extent necessary for Licensee to determine its potential rights and obligations in relation to such agreement). [***].
1.9.
Transfer of Licensed Materials and Licensed Know-How.
1.1.2.
Promptly [***] following the Effective Date, Licensor shall provide the Licensed Materials in existence as of the Effective Date and the Licensed Know-How as set forth in the virtual data room to Licensee. Thereafter, from time to time during the Term, Licensor shall, upon Licensee’s request or in accordance with procedures to be established by the JSC, provide to Licensee any Licensed Materials consisting of documents (including Regulatory Filings) and Licensed Know-How which have not yet been provided to Licensee hereunder. Licensed Materials and Licensed Know-How are provided by Licensor on an “as-is” basis without representation or warranty of any type, express or implied, including any representation or warranty of merchantability, non-infringement, title or fitness for a particular purpose, each of which is hereby disclaimed by Licensor, except as specifically set forth in Section 10.2 below. The Parties shall work together through the JSC to establish procedures and timelines for the sharing of data (including clinical data) generated in the Development of the Compound, Products or the Biomarker Test that constitutes Licensed Know-How or Licensed Materials.
1.1.3.
Licensee agrees that: (a) it will use Licensed Materials in compliance with all Applicable Laws; and (b) upon termination (but not expiration) of this Agreement for any reason, Licensee will, if and as instructed by Licensor, either destroy or return the Licensed Materials and the Licensed Know-How provided under this Agreement that are not the subject of a continuing license hereunder.
1.1.4.
Licensee may transfer Licensed Materials to any Affiliate or Sublicensee under terms obligating such Affiliate or Sublicensee not to use or transfer such Licensed Materials except in compliance with this Agreement.

1.1.5.
In the event that, and to the extent that, Applicable Law (including Applicable PRC Law) prevents the transfer of Licensed Know-How (including data associated with clinical trials or individual patients) or Licensed Materials to, or the processing of such Know-How or materials by, Licensee, then the Parties shall negotiate in good faith to put in place arrangements that will allow Licensee to, except to the extent prohibited by Applicable Law, obtain the same rights and economic benefits as it would have been entitled to had such transfer to Licensee been permitted.
1.10.
Transfer of Licensee Materials and Licensee Know-How.
1.1.6.
From time to time during the Term, Licensee shall, upon Licensor’s request or in accordance with procedures to be established by the JSC, provide to Licensor any Licensee Materials consisting of documents (including Regulatory Filings) and Licensee Know-How which have not yet been provided to Licensor hereunder. Licensee Materials and Licensee Know-How are provided by Licensee on an “as-is” basis without representation or warranty of any type, express or implied, including any representation or warranty of merchantability, non-infringement, title or fitness for a particular purpose, each of which is hereby disclaimed by Licensee. The Parties shall work together through the JSC to establish procedures and timelines for the sharing of data (including clinical data) generated in the Development of the Compound, Products or the Biomarker Test that constitutes Licensee Know-How or Licensee Materials.
1.1.7.
Licensor agrees that: (a) it will use Licensee Materials in compliance with all Applicable Laws; and (b) upon termination (but not expiration) of this Agreement for any reason, Licensor will, if and as instructed by Licensee, either destroy or return the Licensee Materials and the Licensee Know-How provided under this Agreement that are not the subject of a continuing license hereunder.
1.1.8.
Licensor may transfer Licensee Materials to any Affiliate or Sublicensee under terms obligating such Affiliate or Sublicensee not to use or transfer such Licensee Materials except in compliance with this Agreement.
1.1.9.
In the event that, and to the extent that, Applicable Law prevents the transfer of Licensee Know-How (including data associated with clinical trials or individual patients) or Licensee Materials to, or the processing of such Know-How or materials by, Licensor, then the Parties shall negotiate in good faith to put in place arrangements that will allow Licensor to, except to the extent prohibited by Applicable Law, obtain the same rights and economic benefits as it would have been entitled to had such transfer to Licensor been permitted.
1.1.
Right of First Offer. Within [***] days following the Effective Date, the Parties shall execute an amendment to this Agreement setting forth mutually agreeable and customary terms and conditions for a right of first offer (“ROFO”) to be granted by each Party to the other Party to obtain an exclusive, sublicensable (through multiple tiers), transferable, and royalty-bearing license under the ROFO Product Technology to Develop, Manufacture, and Commercialize each ROFO Compound and any corresponding ROFO Products in the Field within the other Party’s territory (i.e., the Licensed Territory for Licensee and the Retained Territory for Licensor). [***].

1.2.
No Implied Rights. Except as expressly provided in this Agreement, neither Party will be deemed, by estoppel, implication, or otherwise, to have granted the other Party any license or other right with respect to any Intellectual Property Rights of such Party. Each Party retains all rights under Patent Rights, Know-How, other intellectual property rights, or materials Controlled by such Party that are not expressly granted to the other Party pursuant to this Agreement.
1.3.
[***].
1.3.1.
[***].
1.3.2.
[***].
1.3.3.
[***].
1.3.
Retained Rights.
1.3.1.
Notwithstanding the license grants under Section 2.1.3, Licensor expressly retains all rights under the Licensed Technology to (a) Research and Manufacture the Compound, any Product and the Biomarker Test in the Licensed Territory, to support the Development, Manufacture or Commercialization of the Compound, any Product or the Biomarker Test in the Retained Territory in accordance with the terms of this Agreement, and (b) perform Licensor’s obligations under this Agreement.
1.3.2.
Notwithstanding the license grants under Section 2.2.3, Licensee expressly retains all rights under the Licensee Technology to (a) Research and Manufacture the Compound, any Product and the Biomarker Test in the Retained Territory, to support the Development, Manufacture or Commercialization of the Compound, any Product or the Biomarker Test in the Licensed Territory in accordance with the terms of this Agreement, and (b) perform Licensee’s obligations under this Agreement.
3.
Development; manufacture; Commercialization; Companion diagnostic.
3.1.
General. From and after the Effective Date, as between the Parties and subject to Section 3.2.1, Section 3.5, Section 3.6, Section 3.9 and Article 4, Licensee, itself or with and through its Affiliates, Sublicensees, and other Third Parties, will have sole authority over, responsibility for, and control of the Development, Manufacture, and Commercialization of the Compound, Products and Biomarker Test in the Field in the Licensed Territory, and will bear all costs associated with such Development, Manufacture, and Commercialization. From and after the Effective Date, as between the Parties and subject to Section 3.5, Section 3.9 and Article 4, Licensor, itself or with and through its Affiliates, Sublicensees, and other Third Parties, will have sole authority over, responsibility for, and control of the Development, Manufacture, and Commercialization of the Compound, Products and Biomarker Test in the Field in the Retained Territory, and will bear all costs associated with such Development, Manufacture, and Commercialization.
3.2.
Development.
1.3.3.
Development Diligence. Licensee will use Commercially Reasonable Efforts to clinically Develop at least one (1) Product and obtain Regulatory Approval for at least one (1) Product in the Licensed Territory. For clarity, any actions taken by Licensee’s Affiliates, Sublicensees, or other Third Parties under this Agreement performing obligations on behalf of Licensee will be treated as actions taken by Licensee with respect to satisfaction of the requirements of this Section 3.2.1.
3.2.1.
Development Plan; Responsibility. Within [***] days after the Effective Date, Licensee will provide Licensor its development plan for Development of the Product and Biomarker Test, to the extent applicable, in the Licensed Territory (the “Licensee Development Plan”). The Parties shall thereafter, through the JSC, discuss the Licensee Development Plan and Licensee shall consider [***] any comments from Licensor with respect thereto, including with respect to the activities and timelines in the Licensee Development Plan. At least [***] days prior to the end of each Calendar Year during the Term when Development activities of Products or the Biomarker Test are ongoing, or from time to time if a material amendment to the Licensee Development Plan is required, Licensee shall provide the JSC an updated version of the Licensee Development Plan.
3.2.2.
Development Reporting. On a [***] basis until the JSC has been disbanded in accordance with Section 4.1.8, Licensee will provide the JSC with a [***] written report that summarizes Licensee’s, its Affiliates, and Sublicensees’ [***] efforts and achievements with respect to the Development of Products and the Biomarker Test in the Field in the Licensed Territory, which report will identify the applications for Regulatory Approval that Licensee or its Affiliates or Sublicensees have filed, sought, or attempted to obtain in the prior [***]-month period, and any that they reasonably expect to file, seek, or attempt to obtain in the following [***]-month period. On a [***] basis until the JSC has been disbanded in accordance with Section 4.1.8, Licensor will keep the JSC [***] apprised of its material efforts and achievements with respect to the Development of Products and the Biomarker Test in the Field in the Retained Territory, which appraisal will identify the applications for Regulatory Approval that Licensee or its Affiliates or Sublicensees have filed, sought, or attempted to obtain in the prior [***]-month period, and any that they reasonably expect to file, seek, or attempt to obtain in the following [***]-month period.
1.1.
Regulatory Matters.
1.1.1.
Responsibility. Subject to the terms and conditions of this Agreement (including Article 4), (a) Licensor will have the sole and exclusive right, in its sole discretion and at its sole expense, itself or with or through its Affiliates, Sublicensees or other Third Parties, to: (i) prepare and submit to applicable Regulatory Authorities all Regulatory Materials (including BLAs, new drug applications and INDs) for the Products and Biomarker Test in the Retained Territory, and (ii) obtain and maintain all Regulatory Approvals for the Products and Biomarker Test in the Retained Territory; and (b) Licensee will have the sole and exclusive right, in its sole discretion and at its sole expense, itself or with or through its Affiliates, Sublicensees or other Third Parties, to: (i) prepare and submit to applicable Regulatory Authorities all Regulatory Materials (including BLAs, new drug applications and INDs) for the Products and Biomarker Test in the Licensed Territory, and (ii) obtain and maintain all Regulatory Approvals for the Products and Biomarker Test in the Licensed Territory. Additionally, each Party shall promptly notify the JSC in writing, including a brief description in English of the principal issues raised, of all material communications from Regulatory Authorities regarding Products or the Biomarker Test.

1.1.2.
Communications with Regulatory Authorities. For clarity and without limiting Section 3.3.1, each Party will have the exclusive right to correspond or communicate with Regulatory Authorities regarding the Products and the Biomarker Test in its respective territory (i.e., for Licensor, the Retained Territory, and for Licensee, the Licensed Territory). Unless required by Applicable Law, each Party, its Affiliates, its Sublicensees, and its permitted subcontractors will not correspond or communicate with Regulatory Authorities having jurisdiction in the other Party’s respective territory regarding any Product or the Biomarker Test without first obtaining the other Party’s prior written consent. At the invitation of Licensor, Licensee shall have the right to attend and observe (but not participate in) all substantive meetings or discussions with any Regulatory Authorities in the Retained Territory relating to a Product or the Biomarker Test to the extent that such meetings or discussions could be reasonably expected to have a material effect on the Development or Commercialization of Products or the Biomarker Test in the Licensed Territory. At the invitation of Licensee, Licensor shall have the right to attend and observe (but not participate in) all substantive meetings or discussions with any Regulatory Authorities in the Licensed Territory relating to a Product or the Biomarker Test to the extent that such meetings or discussions could be reasonably expected to have a material effect on the Development or Commercialization of Products or the Biomarker Test in the Retained Territory.
1.1.3.
Right of Reference. Each Party and its Affiliates and Sublicensees (the “Requesting Party”) will have, and the other Party (on behalf of itself and its Affiliates) hereby grants to the Requesting Party, access and a right of reference (without any further action required on the part of the Requesting Party, whose authorization to file this consent with any Regulatory Authority is hereby granted) to any and all Regulatory Materials concerning each Product or the Biomarker Test Controlled by such Party, and all data contained or referenced in all such Regulatory Materials, for the Requesting Party to exercise its rights and perform its obligations under this Agreement. In all cases, each Party will ensure that the Requesting Party is afforded access to all such Regulatory Materials and all data contained or referenced in all such Regulatory Materials, including by providing copies thereof to the Requesting Party in a mutually agreed format.

1.3.4.
Review and Comment.
(a)
Licensee shall promptly share with Licensor any material correspondence received from a Regulatory Authority with respect to any Product or the Biomarker Test in the Field in the Licensed Territory, and any related Regulatory Materials, in each case, that could be reasonably expected to have a material effect on the Development or Commercialization of Products or the Biomarker Test in the Retained Territory. With respect to any proposed submissions to, or filing with, any Regulatory Authority relating to any Product or the Biomarker Test in the Field in the Licensed Territory, Licensee shall provide such proposed submission or filing to Licensor reasonably in advance of submission or filing and consider [***] any comments provided by Licensor with respect thereto; provided that Licensee may take such steps as it reasonably considers necessary where urgent or emergency action is required with respect to a relevant submission or filing. In the event of a disagreement between the Parties with respect to such comments and any proposed revisions, such disagreement shall be referred to the JSC for resolution in accordance with Section 4.1.6. Licensee will keep Licensor reasonably informed of the status of all material Regulatory Materials (including the status of its preparation, review by any Regulatory Authority and granting of any Regulatory Approvals) relating to any Product or the Biomarker Test in the Field in the Licensed Territory. Without limiting the foregoing, unless otherwise agreed by the Parties in writing, Licensee will provide Licensor with electronic copies of all final Regulatory Materials submitted by it or any of its Affiliates or Sublicensees to a Regulatory Authority relating to any Product or the Biomarker Test within [***] Business Days after submission.
(b)
Licensor shall promptly share with Licensee any material correspondence received from a Regulatory Authority with respect to any Product or the Biomarker Test in the Field in the Retained Territory, and any related Regulatory Materials, in each case, that could be reasonably expected to have a material effect on the Development or Commercialization of Products or the Biomarker Test in the Licensed Territory. With respect to any proposed submissions to, or filing with, any Regulatory Authority relating to any Product or the Biomarker Test in the Field in the Retained Territory, Licensor shall provide such proposed submission or filing to Licensee reasonably in advance of submission or filing and consider [***] any comments provided by Licensee with respect thereto; provided that Licensor may take such steps as it reasonably considers necessary where urgent or emergency action is required with respect to a relevant submission or filing. In the event of a disagreement between the Parties with respect to such comments and any proposed revisions, such disagreement shall be referred to the JSC for resolution in accordance with Section 4.1.6. Licensor will keep Licensee reasonably informed of the status of all material Regulatory Materials (including the status of its preparation, review by any Regulatory Authority and granting of any Regulatory Approvals) relating to any Product or the Biomarker Test in the Field in the Retained Territory. Without limiting the foregoing, unless otherwise agreed by the Parties in writing, Licensor will provide Licensee with electronic copies of all final Regulatory Materials submitted by it or any of its Affiliates or Sublicensees to a Regulatory Authority relating to any Product or the Biomarker Test within [***] Business Days after submission.

1.2.
Complaints; Adverse Event Reporting Procedures. Each Party will maintain a record of any and all complaints it receives with respect to each Product and the Biomarker Test. Each Party will notify the other Party in reasonable detail of any complaint received by it with respect to each Product or the Biomarker Test within sufficient time to allow the other Party to comply with any and all Applicable Law in any jurisdiction in which each Product or the Biomarker Test is being marketed or tested in clinical trials. Licensee will maintain a global adverse event database for each Product and the Biomarker Test, at its cost and expense, and Licensor will have access thereto. Each Party will provide the other Party with all adverse event information and safety data relating to each Product or Biomarker Test in its control within sufficient time to allow the other Party to comply with any and all Applicable Law in any jurisdiction in which each Product or the Biomarker Test is being marketed or tested in clinical trials. Following entry into the Pharmacovigilance Agreement, each Party will report to the other Party the details around any adverse events and serious adverse events relating to each Product or Biomarker Test in its control within the time periods for such reporting as specified in the Pharmacovigilance Agreement. Each Party shall be responsible, at its own expense, for submitting adverse event reports with respect to a Product and the Biomarker Test to the applicable Regulatory Authorities in its respective territory. Within [***] after the Effective Date, the Parties will develop and agree in writing upon a pharmacovigilance agreement (“Pharmacovigilance Agreement”) that will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, and any product quality and product complaints involving adverse experiences, related to each Product and the Biomarker Test, sufficient to enable each Party to comply with its respective legal and regulatory obligations. The Pharmacovigilance Agreement may supersede the reporting provisions of this Section 3.4.
1.4.
Manufacturing.
1.4.1.
Upon execution of the Clinical Supply Agreement, notwithstanding the provisions of Section 2.2 and Section 2.10 (but subject to the terms of the Clinical Supply Agreement), as between the Parties, Licensee shall have the first and primary right to have Manufactured by a Third Party contract manufacturer the Compound and Products for Development in the Field within the Licensed Territory and the Retained Territory. Within [***] days after the Effective Date (or such later date mutually agreed by the Parties based on timing of identification of a Third Party contract manufacturer meeting the requirements set forth in this Section 3.5.1), the Parties shall negotiate in good faith the terms and conditions of a clinical supply agreement and corresponding quality agreement on customary terms, pursuant to which Licensee would Manufacture and supply, itself or through an Affiliate or one (1) or more Third Party contract manufacturers, the Compound and Products to Licensor to support Licensor’s Development of the Compound and Products in the Field in the Retained Territory (the “Clinical Supply Agreement”). [***].

1.4.2.
Upon execution of the Commercial Supply Agreement, notwithstanding the provisions of Section 2.2 and Section 2.10 (but subject to the terms of the Commercial Supply Agreement), as between the Parties, Licensee shall have the first and primary right to have Manufactured by a Third Party contract manufacturer any Compound and Product for Commercialization in the Field within the Licensed Territory and the Retained Territory. Upon the request of either Party following Licensee’s finalization of arrangements for the commercial manufacture of the Compound and Products, the Parties shall negotiate in good faith the terms and conditions of a commercial supply agreement and corresponding quality agreement on customary terms, pursuant to which Licensee would Manufacture and supply, itself or through an Affiliate or one (1) or more Third Party contract manufacturers, the Compound and Products to Licensor to support Licensor’s Commercialization of the Compound and Products in the Field in the Retained Territory (the “Commercial Supply Agreement”). [***].
1.2.1.
Licensee may, at any time during the Term, notify Licensor that Licensee desires Licensor to procure its own supply of Compound and Products for use in the Retained Territory, and if Licensee makes such notification, the Parties shall cooperate in good faith to agree upon a process and timeline for, and to conduct, a technology transfer [***] of the manufacturing process for the Compound and Products to Licensor or its designee. [***].
1.3.
Commercialization Diligence. Licensee will use Commercially Reasonable Efforts to Commercialize at least one (1) Product in the Licensed Territory following Licensee’s or its designated Affiliate’s or Sublicensee’s receipt of Regulatory Approval for such Product in the Licensed Territory.
1.4.
Commercialization Plan and Reports. [***], Licensee shall submit a high-level commercialization plan to the JSC or Licensor (after disbandment of the JSC) for review, including [***]. With respect to each Product, [***], at least once each [***], Licensee shall provide the JSC or Licensor (after disbandment of the JSC) a high-level summary of its Commercialization activities with respect to such Product conducted since the last such summary was provided hereunder (or since Licensee commenced its Commercialization activities hereunder with respect to the first such report).
1.5.
Licensor Assistance. Licensor shall provide reasonable assistance to Licensee, at Licensee’s cost and as Licensee may reasonably request, for the Development, Manufacture, and Commercialization of Compounds and Products in the Field in the Licensed Territory, subject to reasonable limitations to be determined by the JSC.
1.6.
Biomarker Test. The Parties intend to collaborate on the development of the Biomarker Test and plan to engage in good faith negotiation in the future to execute a collaboration agreement on such development. [***].
1.
GOVERNANCE.
1.11.
Joint Steering Committee.
1.1.10.
Establishment; Responsibilities. Within [***] days after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) as more fully described in this Section 4.1.

1.1.11.
Representatives. The JSC shall be comprised of [***] representatives (or such other number of representatives as the Parties may mutually agree) from each of Licensor and Licensee. Each representative of a Party shall have sufficient seniority and expertise to participate on the JSC as determined in such Party’s reasonable judgment. Licensee shall have the right to designate the chairperson of the JSC. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party. Each Party may, upon receiving the other Party’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), invite non-JSC representatives of such Party and any Third Party to attend meetings of the JSC; provided, that any such non-JSC representative or Third Party is bound by obligations of confidentiality, non-disclosure, and non-use no less restrictive than those set forth in Article 9 prior to attending any such meeting.
1.1.12.
JSC Responsibilities. Subject to this Section 4.1, the JSC’s responsibilities are as follows:
(a)
Discuss and coordinate activities with respect to the particular therapeutic indications for which the Products and the Biomarker Test will be Developed and Commercialized;
(b)
Develop, review and coordinate activities conducted under, the Licensee Development Plan, and modifications thereto;
(c)
Review the Development activities of the Product(s) and Biomarker Test conducted by each Party and its respective Affiliates and Sublicensees in their respective territories;
(d)
Coordinate pharmacovigilance activities in connection with the Products and Biomarker Test;
(e)
Coordinate the development of a strategy for cost effective production of the Product for Development and Commercialization both inside and outside the Licensed Territory; and
(f)
Fulfill such other responsibilities as may be allocated to the JSC under this Agreement or by mutual written agreement of the Parties.
1.1.13.
Meetings. [***]. After the first scheduled meeting of the JSC until the time at which the JSC is disbanded in accordance with Section 4.1.8, the JSC shall meet by videoconference or other electronic means at least [***], or more or less frequently as the Parties agree, on such dates and at such places and times as provided herein or as the Parties shall agree. The representatives of the JSC may also convene or be consulted from time to time by means of telecommunications, video conferences, electronic mail, or correspondence, in each case, as deemed necessary or appropriate. Each Party shall bear all costs and expenses it incurs in connection with participating in all meetings of the JSC, including all travel expenses.

1.1.14.
Minutes. Licensee shall be responsible for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, an overview of the discussions at the meeting. A draft of such minutes shall be circulated by Licensee to all representatives of the JSC within [***] days after the applicable meeting. Such minutes shall be effective only after such minutes have been approved by both Parties in writing. Definitive minutes of all JSC meetings shall be finalized no later than [***] days after the meeting to which the minutes pertain.
1.1.15.
Final Decision-Making Authority. In all matters under the JSC’s responsibilities, the JSC will strive to make decisions by consensus. If the JSC cannot reach consensus on any matter within [***] days of such matter being brought to the JSC’s attention, then [***].
1.1.16.
Limitation of JSC Authority. For clarity and notwithstanding the creation of the JSC, (a) each Party will retain the rights, powers and discretion granted to it hereunder, and neither the JSC nor any member of the JSC will be delegated or vested with such rights, powers or discretion, and (b) the JSC shall have no authority to make decisions that bind the Parties except as provided in Section 4.1.6. Neither the JSC nor any member of the JSC will have the power to amend, waive or modify any term of this Agreement.
1.1.17.
Disbanding. The JSC shall be disbanded upon [***].
1.12.
Sub-Committees. The JSC may, at any time that it deems necessary or appropriate, establish joint sub-committees and delegate such of its responsibilities as it determines appropriate to such joint sub-committees.
1.13.
Alliance Managers. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of the JSC, shall be the primary contacts between the Parties after disbandment of the JSC, and shall have such other responsibilities as the Parties may agree in writing after the Effective Date, which person(s) may be replaced at any time by notice in writing to the other Party (each such person, an “Alliance Manager”). The Alliance Managers shall work together to manage and facilitate the communication between the Parties under this Agreement, including the resolution (in accordance with the terms of this Agreement) of issues between the Parties that arise in connection with this Agreement. The Alliance Managers shall not have final decision-making authority with respect to any matter under this Agreement.
2.
Payment Terms.
1.14.
Upfront Payment. As partial consideration for the licenses and rights granted to Licensee hereunder, within [***] days after the Effective Date, Licensee shall pay to Licensor a one-time non-refundable non-creditable upfront payment in the amount of ten million dollars ($10,000,000) in immediately available funds.
1.15.
Milestone Payments.
1.1.18.
Subject to this Section 5.2, in further consideration of the licenses and rights granted to Licensee hereunder, upon the first achievement by Licensee, any of its Affiliates, or any Sublicensee of each of the milestone events set forth in the table below (each, a “Milestone”), the corresponding one (1)-time milestone payment (each, a “Milestone Payment”) shall be payable by Licensee to Licensor:

Milestone	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

[***].

1.1.19.
[***]. For clarity: [***] the aggregate total of all Milestone Payments shall not exceed Two Hundred Twenty Two Million Five Hundred Thousand Dollars ($222,500,000).
1.1.20.
Licensee shall provide Licensor with written notice of the achievement of each Milestone within [***] days after such Milestone is achieved by Licensee, any of its Affiliates, or a Sublicensee. After receipt of a notice of the achievement of a Milestone, Licensor shall submit an invoice to Licensee with respect to the corresponding Milestone Payment. Licensee shall make such Milestone Payment within [***] days after receipt of such invoice.
1.16.
Royalty Payments. Subject to this Section 5.3 and Section 5.4, in further consideration of the licenses and rights granted to Licensee hereunder, Licensee will pay Licensor royalties in the amount of the applicable rates (“Marginal Royalty Rates”) set forth below of Annual Net Sales during the Royalty Term (collectively, “Royalties”):

PORTION OF ANNUAL NET SALES	MARGINAL Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Each Marginal Royalty Rate set forth above will apply only to that portion of the Annual Net Sales during a given Calendar Year that falls within the indicated range.

1.16.
Royalty Adjustments.
1.1.1.
[***].
1.1.1.
[***].
1.1.2.
[***].
1.1.3.
[***].
1.1.
Net Sales Reports. Commencing with the Calendar Quarter during which the First Commercial Sale of a Product is made anywhere in the Field in the Licensed Territory, Licensee will provide Licensor with Net Sales reports as follows:
1.1.1.
[***].
1.1.2.
Within [***] days after the end of each Calendar Quarter, Licensee will deliver to Licensor a written report setting forth for such Calendar Quarter the following information, on a Product-by-Product and country-by-country or jurisdiction-by-jurisdiction basis: [***]. The total Royalty due for the sale of Products during such Calendar Quarter will be remitted [***].
1.2.
Cumulative Royalties. The obligation to pay Royalties under Section 5.3 will be imposed only once with respect to a single unit of a Product regardless of how many Valid Claims in the Licensed Patent Rights would, but for this Agreement, be infringed by the use or sale of such Product in the country or jurisdiction in which such Product is used or sold.
1.3.
Licensing Revenue Payments.
1.3.1.
In further consideration of the licenses and rights granted to Licensee hereunder, Licensee shall pay to Licensor the percentages set forth below of all Licensing Revenue received from any Third Party.

[***]	[***]
[***]	[***]
[***]	[***]

1.3.2.
Licensee shall make Licensing Revenue payments based on Licensing Revenue received during each Calendar Quarter within [***] days following the end of each such Calendar Quarter. All payments shall be accompanied by a report that includes a calculation of all Licensing Revenue payments payable to Licensor for the applicable Calendar Quarter and the Product subject to such sublicense.
1.4.
Late Payments. Subject to the other terms of this Agreement, any payments hereunder not paid within the applicable time period set forth herein will bear interest from the due date until paid in full, at a rate per annum equal to [***]. Such payments when made will be accompanied by all interest so accrued. Such interest and the payment and acceptance thereof will not negate or waive the right of Licensor to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.
1.5.
Currency. Any payments under this Article 5 that are recorded in currencies other than the United States Dollar will be converted into United States Dollars at the average of the daily foreign exchange rates published in the Wall Street Journal (or any other qualified source that is acceptable to both Parties) for the Calendar Quarter in which such payments or expenses occurred, or for periods less than a Calendar Quarter, the average of the daily rates published in the Wall Street Journal for such period.
1.5.
Taxes.
1.5.1.
The Milestone Payments, payments of Royalties and Licensing Revenue payments payable by Licensee to Licensor pursuant to this Agreement (each, a “Payment”) will be made subject to and reduced by any required taxes, duties, levies, fees, or charges. If Licensor is entitled under applicable tax law, including any applicable tax treaty, to a reduction of the rate of, or exemption from, applicable withholding tax, Licensor and the Licensee shall cooperate in obtaining such reduction or exemption, including the delivery of any statement or certification by Licensor to Licensee or the appropriate governmental authority required for that purpose. Upon request by Licensor, Licensee shall provide any reasonable assistance to Licensor that is required for obtaining such reduction or exemption or preparing or delivering such statement or certification. If Licensee withholds any amount of tax in connection with any Payment, Licensee shall timely remit the withheld amount to the proper taxing authority and send to Licensor proof of such payment within [***] days following such payment. Licensor shall furnish to Licensee a properly completed and validly executed Internal Revenue Service Form W-9.
1.5.2.
Except as otherwise provided in this Section 5.10, each of Licensee and Licensor shall be solely responsible for its own tax liability levied on account of, or measured in whole or in part by reference to, any Payments it receives. Any information provided by one Party to the other Party in connection with tax pursuant to this Section 5.10 shall be treated as Confidential Information under this Agreement; provided that each Party shall be entitled to disclose such information to the extent required by any applicable tax law or as conducive to the conduct of any tax contest or administrative or judicial proceeding in relation to the taxes described in Section 5.10.1 with any taxing authority, as determined in the reasonable discretion of such Party or its tax advisors.

1.
REPORTING; Records; Audit Rights.
1.17.
Relevant Records. Licensee will keep and maintain, and require its Affiliates and Sublicensees to keep and maintain, accurate books of account and records in connection with the sale of Products, in sufficient detail to permit accurate determination of all figures necessary for verification of payments to be paid hereunder consistent with GAAP, including any records required to calculate any Royalty adjustments hereunder (“Relevant Records”). Licensee will maintain, and require its Affiliates and Sublicensees to maintain, such records for a period of [***].
1.18.
Audit; Fees and Expenses.
1.18.1.
Upon [***] days’ prior written notice from Licensor, Licensee will permit an independent certified public accounting firm of internationally recognized standing selected by Licensor and reasonably acceptable to Licensee (an “Auditor”) to examine, at Licensor’s sole expense, the Relevant Records of Licensee, its Affiliates, and Sublicensees during the period covered by such examination, as may be reasonably necessary to verify the accuracy of the reports submitted by Licensee in accordance with Article 5 and the payment of amounts hereunder. An examination by Auditor under this Section 6.2 will occur not more than [***] and will be limited to [***]. The Auditor will be provided access to such books and records at the facilities where such books and records are kept and such examination will be conducted during normal business hours. Licensee may require the Auditor and its personnel involved in such audit to sign a reasonable and customary non-disclosure agreement as to any confidential information which is to be provided to such Auditor or to which such Auditor will have access while conducting the audit under this Section 6.2 before providing the Auditor access to Licensee’s facilities or records.
1.18.2.
Upon completion of the audit, the Auditor will provide both Licensor and Licensee a written report disclosing solely whether the reports submitted by Licensee are correct or incorrect, whether the amounts paid are correct or incorrect, and, in each case, the specific details concerning any discrepancies. Such Auditor may not reveal to Licensor any information learned in the course of such audit other than the amount of any such discrepancies. [***].
1.19.
Payment of Deficiency. If an Auditor concludes that additional amounts were due to Licensor, Licensee will pay the additional amounts ([***]) within [***] days of the date Licensee receives such Auditor’s written report so concluding. If such underpayment exceeds [***] of the amounts that were to be paid, Licensee also will reimburse Licensor for all reasonable charges of such Auditor for conducting the audit. If such Auditor concludes that Licensee overpaid amounts, Licensor will repay such amount in full within [***] days of the receipt of such Auditor’s report.
3.
Intellectual Property Rights.
1.17.
Ownership of Pre-Existing IP. Subject only to the rights expressly granted to the other Party under this Agreement, each Party will retain all rights, title, and interests in and to any Intellectual Property Rights that are Controlled by such Party: (a) prior to the Effective Date; or (b) independent of this Agreement.

1.18.
Ownership of Foreground IP. Subject to the license grants and other rights herein, as between the Parties, each Party (including through or by its Affiliates) shall own and retain all right, title and interest in and to any and all Intellectual Property Rights that are conceived, developed, generated or otherwise made solely by or on behalf of such Party or its Affiliates or its or their Sublicensees under or in connection with this Agreement, whether or not patented or patentable. For clarity, and for the purpose of this Article 7, Licensee, its Affiliates and its and their Sublicensees shall not be considered a Sublicensee of Licensor or its Affiliates, and Licensor, its Affiliates and its and their Sublicensees shall not be considered a Sublicensee of Licensee or its Affiliates.
1.19.
Disclosure. Each Party shall promptly disclose to the other Party in writing the conception, development, generation or other making by or on behalf of such first Party or any of its Affiliates or Sublicensees of any potentially patentable invention under or in connection with this Agreement.
1.20.
United States Law. The determination of whether any Intellectual Property Rights is conceived, developed, generated or otherwise made by or on behalf of a Party or its Affiliates under or in connection with this Agreement shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States (including United States patent laws) irrespective of where such conception, development, generation or other making occurs.
1.21.
Patent Prosecution.
1.1.2.
First Right. As between the Parties, (a) with respect to the Licensed Territory, Licensee, or (b) with respect to the Retained Territory, Licensor, will have the first right to Prosecute and Maintain the Licensed Patent Rights and Licensee Foreground Patent Rights (each such Party, a “Prosecuting Party”). The Prosecuting Party shall keep the Non-Prosecuting Party reasonably informed of the status of the Licensed Patent Rights and Licensee Foreground Patent Rights in its respective territory and, prior to making any material filings or submissions to any governmental authority with respect to any Licensed Patent Right or Licensee Foreground Patent Right, shall provide a copy thereof to the Non-Prosecuting Party for its review and comment. The Prosecuting Party shall: (a) provide the Non-Prosecuting Party with a reasonable opportunity to comment substantively on the Prosecution and Maintenance with respect to the Licensed Patent Rights and Licensee Foreground Patent Rights in the Prosecuting Party’s respective territory before taking material action; and (b) incorporate into the relevant filing or submission all reasonable comments provided by the Non-Prosecuting Party.

1.1.1.
Back-Up Right. Licensee will provide Licensor with written notice in the event that Licensee has decided to abandon any Licensed Patent Rights or Licensee Foreground Patent Right in the Licensed Territory, which notice shall be provided reasonably in advance of any applicable deadline. In such event, Licensor may, by written notice to Licensee, elect to continue the Prosecution and Maintenance of such Patent Right in the Licensed Territory at Licensor’s sole expense, and with respect to any Licensed Patent Right Licensor elects to continue Prosecution and Maintenance thereof, such Patent Right will no longer be within the Licensed Patent Rights for the purposes of this Agreement following Licensee’s receipt of Licensor’s written notice indicating such election. Licensor will provide Licensee with written notice in the event Licensor has decided to abandon any Licensee Foreground Patent Right in the Retained Territory, which notice shall be provided reasonably in advance of any applicable deadline. In such event, Licensee may, by written notice to Licensor, elect to continue the Prosecution and Maintenance of such Patent Right in the Retained Territory at Licensee’s sole expense.
1.1.2.
Costs. Each Party will be solely responsible for all costs and expenses it incurred following the Effective Date with respect to its Prosecution and Maintenance relating to the Licensed Patent Rights and Licensee Foreground Patent Rights.
4.
Infringement; Misappropriation.
1.20.
Notification. Each Party will promptly notify the other Party in writing of any actual or threatened infringement, misappropriation, other violation or challenge to the validity, scope, or enforceability by a Third Party of any Licensed Technology or Licensee Technology in the Field (but, with respect to Licensed Patent Rights and Licensee Patent Rights, solely to the extent such rights Cover any Compound, Product, or the Development, Manufacture, Commercialization, or other use of any Compound or Product) of which it becomes aware (“Third Party Infringement”).
1.21.
Infringement Action.
1.1.21.
Right of Enforcement.
(a)
Licensee will have the first right (but not the obligation), at its own expense, to control enforcement of the Licensed Patent Rights and Licensee Patent Rights against any Third Party Infringement in the Field in the Licensed Territory. Licensor shall, if requested by Licensee, join Licensee as a party for standing purposes (at Licensee’s expense); provided, that if Licensor is represented by independent counsel in such action (as determined by Licensor in its sole discretion), each Party will bear the expense of its own counsel. Prior to commencing any such action, Licensee will consult with Licensor and will give due consideration to Licensor’s recommendations regarding the proposed action. Licensee will give Licensor timely notice of any proposed settlement of any such action instituted by Licensee and will not, without the prior written consent of Licensor, enter into any settlement that would: (i) adversely affect the validity, enforceability, or scope of any of the Licensed Patent Rights or Licensee Patent Rights; (ii) give rise to liability of Licensor or any of its Affiliates; or (iii) otherwise impair Licensor’s rights in any Licensed Technology, Licensee Technology or this Agreement.

(a)
If Licensee does not, with respect to its first right of enforcement under Section 8.2.1(a), obtain agreement from the alleged infringer to desist or fails or refuses to initiate an infringement action by the earlier of: (i) [***] days following Licensee’s receipt of notice of the alleged infringement; or (ii) [***] days before the expiration date for filing such actions, then Licensor will have the right, but not the obligation, at its sole discretion and expense, to control such enforcement of the Licensed Patent Rights or Licensee Patent Rights and may, at its expense, join Licensee as a party for standing purposes; provided, that if Licensee is represented by independent counsel in such action, each Party will bear the expense of its own counsel. Prior to commencing any such action, Licensor will consult with Licensee and will give due consideration to Licensee’s recommendations regarding the proposed action. Licensor will give Licensee timely notice of any proposed settlement of any such action instituted by Licensor and will not, without the prior written consent of Licensee, enter into any settlement that would: (i) adversely affect the validity, enforceability, or scope of any claim within the Licensed Patent Rights or Licensee Patent Rights which Covers any Compound or Product, or the Development, Manufacture, or Commercialization, or other use thereof, in the Field in the Licensed Territory; (ii) give rise to liability of Licensee or any of its Affiliates or Sublicensees; (iii) admit non-infringement of any claim within the Licensed Patent Rights or Licensee Patent Rights which Covers any Compound or Product in the Field in the Licensed Territory; or (iv) otherwise impair Licensee’s, any of its Affiliates’, or any Sublicensee’s rights in any Licensed Technology, Licensee Technology or this Agreement.
(b)
Licensor will have the first right (but not the obligation), at its own expense, to control enforcement of the Licensed Patent Rights and Licensee Patent Rights against any Third Party Infringement in the Field in the Retained Territory. Licensee shall, if requested by Licensor, join Licensor as a party for standing purposes (at Licensor’s expense); provided, that if Licensee is represented by independent counsel in such action (as determined by Licensee in its sole discretion), each Party will bear the expense of its own counsel. Prior to commencing any such action, Licensor will consult with Licensee and will give due consideration to Licensee’s recommendations regarding the proposed action. Licensor will give Licensee timely notice of any proposed settlement of any such action instituted by Licensor and will not, without the prior written consent of Licensee, enter into any settlement that would: (i) adversely affect the validity, enforceability, or scope of any of the Licensed Patent Rights or Licensee Patent Rights; (ii) give rise to liability of Licensee or any of its Affiliates; or (iii) otherwise impair Licensee’s rights in any Licensed Technology, Licensee Technology or this Agreement.

1.1.22.
Recoveries. Any recoveries resulting from an action relating to a claim of Third Party Infringement in the Field in the Licensed Territory will first be applied to reimburse each Party’s costs and expenses incurred in connection therewith. Any remaining recoveries will be retained by (or, to the extent received by Licensor, paid to) Licensee; provided, however, that such remaining recoveries will be apportioned [***]. Notwithstanding the foregoing, if Licensee fails to institute an action or proceeding and Licensor exercises its right to prosecute such infringement pursuant to Section 8.2.1(b), any remaining recoveries will be apportioned [***], resulting from an action brought by Licensor relating to any other claim of Third Party Infringement. Notwithstanding the foregoing in this Section 8.2.2, Licensor would retain [***] of any recoveries solely attributable to a claim of Third Party Infringement in the Retained Territory.
5.
Confidentiality.
1.22.
Obligations. Except to the extent expressly authorized by this Agreement, the Parties agree that, during the Term and for [***] years thereafter, each Party, in its capacity as the Receiving Party, will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, in each case, except for the performance of its obligations or exercise of its rights under this Agreement; provided, however, that the foregoing obligations will not apply, or will cease to apply, to any Confidential Information to the extent that such information, as demonstrated by documentary evidence: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party or any of its Representatives in breach of its obligations under this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently developed by or on behalf of the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party.
1.23.
Exceptions.
1.1.3.
Disclosure to Party Representatives. Notwithstanding the foregoing provisions of Section 9.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party to the Receiving Party’s Representatives who: (a) have a need to know such Confidential Information in connection with the performance of the Receiving Party’s obligations or the exercise of the Receiving Party’s rights under this Agreement; and (b) have agreed in writing to non-disclosure and non-use provisions with respect to such Confidential Information that are at least as restrictive as those set forth in this Article 9.
1.1.4.
Disclosure to Third Parties.
(a)
Notwithstanding the foregoing in Section 9.1, a Receiving Party may disclose the Disclosing Party’s Confidential Information without obtaining the prior written consent of the Disclosing Party:

(i)
to governmental authorities to the extent reasonably necessary to obtain or maintain INDs or Regulatory Approvals for any Compound, Product or Biomarker Test and in order to respond to inquiries, requests, investigations, orders, or subpoenas of governmental authorities relating to this Agreement;
(i)
to the extent reasonably necessary in connection with Prosecution and Maintenance or prosecuting or defending litigation, in each case, as permitted by this Agreement; and
(ii)
regarding the existence of this Agreement, this Agreement itself or the material and financial terms of this Agreement, to: (A) its accountants, lawyers, and other advisers; and (B) actual or potential investors, lenders, licensors, (sub)licensees, subcontractors, acquirers, investment bankers, or agents of the foregoing in connection with a financing, licensing transaction, merger, or acquisition, in each case ((A)-(B)) under confidentiality obligations no less restrictive than those set forth in this Agreement.
(b)
In the event a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party in order to respond to inquiries, requests, investigations, orders, or subpoenas of governmental authorities relating to this Agreement pursuant to Section 9.2.2(a)(i), the disclosing Party will give reasonable advance written notice of such disclosure to the other Party and take all reasonable measures to ensure confidential treatment of such information.
1.1.5.
SEC Filings and Other Disclosures. Notwithstanding any provision of this Agreement to the contrary, either Party may disclose the existence or terms of this Agreement or information regarding the Compounds or Products to the extent required, in the reasonable opinion of such Party’s outside legal counsel, to comply with Applicable Law. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 9.2.3, the Parties will consult with one another on the terms of this Agreement to be redacted in making any such disclosure. Further, if a Party discloses this Agreement or any of the terms hereof in accordance with this Section 9.2.3, such Party will, at its own expense, use reasonable efforts to seek confidential treatment of confidential portions of this Agreement and such other terms as may be reasonably requested by the other Party.
1.24.
Right to Injunctive Relief. Each Party agrees that breaches of this Article 9 may cause irreparable harm to the Disclosing Party and will entitle the Disclosing Party, in addition to any other remedies available to it (subject to the terms of this Agreement), the right to seek injunctive relief enjoining such action.
1.25.
Ongoing Obligation for Confidentiality. Upon expiration or termination of this Agreement, the Receiving Party will, and will cause any recipients of Confidential Information from the Receiving Party to, destroy, delete, or return (as requested by the Disclosing Party) any Confidential Information of the Disclosing Party, except that the Receiving Party: (a) may retain a single copy of Confidential Information for the sole purpose of ascertaining its rights and responsibilities with respect to such information; (b) will not be required to destroy any computer files stored securely by the Receiving Party that are created by automatic system back up and (c) may retain such Confidential Information to the extent necessary to exercise any surviving rights or perform any surviving obligations of the Receiving Party under this Agreement.

6.
Representations AND Warranties; Covenants.
1.22.
Representations and Warranties by Each Party. Each Party represents and warrants to the other Party, as of the Effective Date, that:
1.1.23.
it is a corporation duly organized, validly existing, and in good standing (or equivalent status in the relevant jurisdiction) under the laws of its jurisdiction of formation or establishment;
1.1.24.
it has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement, and has taken all corporate action required by Applicable Law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;
1.1.25.
this Agreement has been duly executed and constitutes a valid and binding agreement enforceable against it in accordance with its terms;
1.1.26.
all consents, approvals, and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and
1.1.27.
the execution and delivery of this Agreement and compliance with the terms and provisions hereof and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a breach of any provision of its organizational documents; (b) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder; or (c) violate any Applicable Law.
1.23.
Representations and Warranties by Licensor. Licensor represents and warrants to Licensee, as of the Effective Date, that:
1.1.1.
Licensor Controls the Licensed Technology and Licensor has the right to grant all rights and licenses it purports to grant to Licensee and its Affiliates with respect to the Licensed Technology under this Agreement;

1.1.1.
There is no ongoing or, to Licensor’s knowledge, threatened (in writing) litigation, arbitration, or other proceedings against Licensor involving the Licensed Technology, or any Existing Upstream License Agreement;

1.1.2.
Licensor and its Affiliates have not granted any license or other right under the Licensed Technology that is inconsistent with the licenses it purposes to grant to Licensee with respect to the Licensed Technology under this Agreement;

1.1.3.
There is no pending litigation, nor has Licensor received any written notice from any Third Party, asserting or alleging that the use, Development, Manufacture, or Commercialization of any Compound or Product prior to the Effective Date infringed upon, violated, or constituted a misappropriation of any Intellectual Property Rights of any Third Party;

1.1.4.
To Licensor’s actual knowledge, the use, Development, Manufacture or Commercialization of any Compound or Product prior to the Effective Date has not infringed upon, violated, or constituted a misappropriation of any Intellectual Property Rights of any Third Party;

1.1.5.
Licensor has not utilized, in connection with any Compound or Product, any Person that, to Licensor’s knowledge, has been or is debarred or disqualified by any Regulatory Authority pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335) or any equivalent Applicable Law;

1.1.6.
Licensor has not received any written notice of violations of Applicable Law from the FDA or any other Regulatory Authority with respect to any past use, Development, Manufacture, or Commercialization of any Compound or Product that could reasonably be deemed to adversely affect the use, Development, Manufacture, or Commercialization of such Compound or Product;

1.1.7.
Licensor has obtained assignments from all inventors of the inventions claimed in the Licensed Patent Rights of each such inventor’s entire right, title, and interest in and to the Licensed Patent Rights and to Licensor’s knowledge, all such assignments are valid and enforceable;
1.1.8.
Schedule 1.61 sets forth a complete and accurate list of all Licensed Patent Rights Controlled by Licensor as of the Effective Date;
1.1.9.
the Licensed Technology existing as of the Effective Date constitutes all of the Intellectual Property Rights owned or controlled by the Licensor and its Affiliates that is necessary or, to Licensor’s reasonable belief as of the Effective Date, reasonably useful to Develop, Manufacture and Commercialize the Compound and Products in the Field within the Licensed Territory;
1.1.10.
Licensor has provided Licensee with a complete and accurate copy of (a) each Existing Upstream License Agreement set forth on Schedule 1.121, and (b) the Intercompany License Agreement, and each such agreement is in full force and effect as of the Effective Date;
1.1.1.
Neither Licensor nor any of its Affiliates own or otherwise Controls any cell lines or other biologic material that are material to the Development, Manufacture, or Commercialization of any Compound or Product, other than the Licensed Materials; and
1.1.2.
To the extent that the Licensed Materials are intended to be used for human clinical trials, those Licensed Materials have been made in compliance with and, to the knowledge of Licensor, remain in compliance with Applicable Law for their intended purpose.
1.24.
Representations and Warranties and Covenants by Licensee.
1.1.28.
Licensee will not utilize, in connection with any Compound, Product or Biomarker Test, any Person that has been or is debarred or disqualified by the FDA or any Regulatory Authority outside the United States; and

1.1.29.
Licensee will comply with all Applicable Law with respect to the performance of its obligations hereunder.
1.25.
Additional Covenants of Licensor.
1.1.30.
Licensor will not amend, modify, or terminate any Upstream License Agreement, the Intercompany License Agreement or any other agreement with any Third Party, or take (or fail to take) any other action with respect thereto, in a manner that would have material adverse effect on Licensee or Licensee’s rights hereunder.
1.1.31.
Licensor shall immediately notify Licensee in writing of any notice it receives from any Third Party licensor which is party to an Upstream License Agreement that it is in material breach of the applicable Upstream License Agreement in a manner that would have material adverse effect on Licensee and the plan to cure such material breach.
1.1.32.
Licensor will not utilize, in connection with any Compound or Product, any Person that, to Licensor’s knowledge, has been or is debarred or disqualified by any Regulatory Authority pursuant to the provisions of the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335) or any equivalent Applicable Law.

1.26.
Mutual Covenants.
1.26.1.
Without limiting the generality of Section 10.3.2, each Party will comply with Anti-Corruption Laws. Each Party represents and warrants to the other Party that neither such Party, nor its respective Affiliates, nor, to such Party’s knowledge, any director, officer, employee, consultant, agent, or representative or other person acting on its or their behalf has taken or will take any action, directly or indirectly, to pay, offer, promise or authorize the payment, or giving of anything of value to any Government Official, or to any person, and has not accepted and will not accept a payment for any item of value: (a) for the purpose of (i) influencing any act or decision of such Government Official(s) in their official capacity, including the failure to perform an official function, in order to assist such Party or any of its Affiliates or any beneficiary of such Party in obtaining or retaining business, or directing business to any Third Party, (ii) securing an improper advantage in connection with a Government Official, (iii) inducing such Government Official(s) to use their influence to affect or influence any act or decision of a government entity in order to assist such Party, its Affiliates, or any beneficiary of such Party in obtaining or retaining business, or directing business to any Third Party, or (iv) providing an unlawful personal gain or benefit, of financial or other value, to such Government Official(s); or (b) otherwise for the benefit of such Party or any of its Affiliates in violation of any Applicable Law.
1.26.2.
Each Party shall (a) promptly notify the other Party of any efforts undertaken by such Party to obtain a license under Intellectual Property Rights controlled by a Third Party that are necessary or reasonably useful for Developing, Manufacturing or Commercializing any Compound or Product in the Field, and (b) use reasonable efforts to facilitate the other Party to be able to obtain a license under such Intellectual Property Rights to the extent relevant to the other Party’s territory.
1.27.
No Action Required Which Would Violate Law. In no event will either Party be obligated under this Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause such Party to violate any Applicable Law, including Anti-Corruption Laws.

1.28.
No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.
7.
Indemnification.
1.29.
Indemnification by Licensee. Licensee agrees to indemnify, hold harmless, and defend Licensor and its Affiliates, contractors, and distributors, and each of its and their respective officers, directors, employees, agents, and assigns (collectively, “Licensor Indemnitees”), from and against any Claims to the extent arising or resulting from: (a) the Development, Manufacture, Commercialization, or use (including the production, manufacture, promotion, import, sale, or use by any Person) of any Product by, on behalf of, or under the authority of, Licensee or any of its Affiliates, Sublicensees, subcontractors, distributors, or agents (other than by any Licensor Indemnitees) in the Field in the Licensed Territory; (b) the negligence, recklessness, or wrongful intentional acts or omissions of Licensee, its Affiliates, subcontractors, or Sublicensees, except to the extent caused by a breach by Licensor or any of its Affiliates of any of Licensor’s obligations, representations, warranties, or covenants set forth in this Agreement, or Licensor’s, or its Affiliates’ negligence, recklessness, or intentional acts, or the negligence, recklessness, or intentional acts of any Third Party direct licensee (other than Licensee’s Sublicensees or subcontractors under this Agreement) of the Licensed Technology acting within the scope of such license with Licensor; (c) breach by Licensee of any representation and warranty, obligation or covenant as set forth in this Agreement; or (d) breach by Licensee of the scope of the licenses set forth in Section 2.1, in each case ((a) through (d)), except to the extent caused by a breach by Licensor, its Affiliates, subcontractors, or sublicensees of any of Licensor’s obligations, representations, warranties, or covenants set forth in this Agreement, or Licensor’s or its Affiliates’, subcontractors’ or sublicensees’, negligence, recklessness, or intentional acts.
1.30.
Indemnification by Licensor. Licensor agrees to indemnify, hold harmless, and defend Licensee and its Affiliates, contractors, and distributors, and each of its and their respective officers, directors, employees, agents, and assigns (collectively, “Licensee Indemnitees”), from and against any Claims to the extent arising or resulting from: (a) the actions undertaken by Licensor, its Affiliates, sublicensees or subcontractors during the Development, manufacture, or use of any Compound or Product (i) prior to the Effective Date or from and after the termination of this Agreement within the Licensed Territory, and (ii) in all events outside of the Licensed Territory; (b) the negligence, recklessness, or wrongful intentional acts or omissions of Licensor or its Affiliates, or the negligence, recklessness, or intentional acts of any Third Party direct licensees (other than Licensee’s Sublicensees or subcontractors under this Agreement) of the Licensed Technology acting within the scope of such direct licensees’ license with Licensor; (c) breach by Licensor of any representation, warranty, obligation, or covenant as set forth in this Agreement; or (d) breach by Licensor of the scope of the licenses set forth in Section 2.2, in each case ((a) through (d)), except to the extent caused by a breach by Licensee, its Affiliates, subcontractors, or Sublicensees of any of Licensee’s obligations, representations, warranties, or covenants set forth in this Agreement, or Licensee’s or its Affiliates’, subcontractors’ or Sublicensees’, negligence, recklessness, or intentional acts.

1.31.
Indemnification Procedure. In connection with any Claim for which a Party (the “Indemnified Party”) seeks indemnification from the other Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party will: (a) give the Indemnifying Party prompt written notice of the Claim (provided, however, that failure to promptly provide such notice will not relieve the Indemnifying Party from its indemnification obligations hereunder, except to the extent of any material prejudice as a direct result of such failure); (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Claim; provided, however, that the Indemnifying Party may not settle the Claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts the Indemnified Party’s rights or obligations. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.
1.32.
Insurance. During the Term and for a period of [***] years thereafter, Licensee shall maintain at its sole cost and expense, liability and other insurance in amounts which are [***]. Such insurance shall insure against liability arising out of the discovery and development of pharmaceutical products. Upon request, Licensee shall provide written proof of the existence of such insurance to Licensor. Licensee hereby specifically acknowledges and agrees that the insurance coverage limits set forth in this Section 11.4 shall not be construed to create any limit on Licensee’s liability or indemnification obligations under this Agreement.
8.
Limitation of Liability.
1.33.
Consequential Damages Waiver. EXCEPT FOR A BREACH OF ARTICLE 9, A BREACH BY EITHER PARTY OF THE LICENSES GRANTED TO IT UNDER SECTION 2.1 OR SECTION 2.2, AS APPLICABLE, A BREACH OF SECTION 2.9, A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR OBLIGATIONS ARISING UNDER ARTICLE 11, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST REVENUES, REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE) AND EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.
9.
Term; Termination.
1.34.
Term. The term of this Agreement (“Term”) will commence as of the Effective Date and, unless earlier terminated as expressly provided herein, will extend on a Product-by-Product and country-by-country or jurisdiction-by-jurisdiction basis, until such time as the Royalty Term with respect to the sale of such Product in such country or jurisdiction expires. Following the expiration (but not termination) of the Term applicable to a Product in a country or jurisdiction, Licensee will have a fully paid-up, irrevocable, freely transferable, sublicensable, and non-exclusive license, under the relevant Licensed Technology, to Develop, Manufacture, and Commercialize such Product and the applicable Compound contained in such Product in such country or jurisdiction.

1.35.
Termination for Cause. Each Party will have the right to terminate this Agreement in the event the other Party materially breaches its obligations hereunder and fails to cure such breach within [***] days of receiving notice thereof (an “Uncured Breach”); provided, however, that if such breach is capable of being cured but cannot be cured within such [***]-day period and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party will have such additional period as is reasonable to cure such breach, but in no event will such additional period exceed [***] days. Any termination by a Party under this Section 13.2 will be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party. The foregoing cure periods shall be tolled during the pendency of any Dispute as to whether a material breach has occurred.
1.36.
Termination for a Bankruptcy Event. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party. For clarity, the Licensed Technology shall be regarded as intellectual property under Section 365(n) of the Bankruptcy Code.
1.37.
Termination for Convenience. [***], Licensee may terminate this Agreement for convenience upon [***] days’ prior written notice to Licensor.
1.38.
Termination for Safety Issue. [***], if Licensee [***] has determined that the Development of the Product should be terminated for scientific or safety reasons [***], then Licensee may terminate this Agreement at any time upon [***] days’ prior written notice to Licensor.
1.39.
Termination for Pyxis Cessation of Development and Commercialization. If at any time during the Term, Licensee has ceased Development and Commercialization of all Compounds and Products throughout the Licensed Territory for [***], then, notwithstanding anything to the contrary herein, Licensor may terminate this Agreement in its entirety [***] upon written notice to Licensee.
1.40.
Effects of Termination.
1.1.33.
Termination by Licensee for Cause or Bankruptcy Event. In the event that Licensee terminates this Agreement pursuant to Section 13.2 or Section 13.3, the following will apply:
(a)
Rights and Obligations. Except as otherwise provided herein, all rights and obligations of each Party hereunder will cease, including, subject to Section 13.7.1(b), the licenses granted to Licensee pursuant to Section 2.1; provided, that Licensor will remain entitled to receive payments that accrued before the effective date of such termination. Notwithstanding the foregoing, if this Agreement is terminated by Licensor pursuant to Section 13.2 or Section 13.3, at the request of any Sublicensee, Licensor will grant such Sublicensee a direct license under the Licensed Patent Rights, Licensed Know-How, and Licensed Materials on substantially the same terms as are set forth in the sublicense agreement between Licensee and such Sublicensee, so that the Sublicensee is put in the same position as it was prior to this Agreement being terminated; provided, however, that: (i) Licensor would not have any increased obligations as a result of such direct license to the Sublicensee; (ii) as consideration for such direct license, Sublicensee would be required to pay Licensor the same amount as Licensor would have received from Licensee had this Agreement survived as a result of (x) the applicable sublicense and (y) the exploitation of the applicable Compound(s) and Product(s); and (iii) any such direct license may be conditioned upon the Sublicensee being in good standing under the terms of the applicable sublicense agreement and applicable terms of this Agreement.

(b)
Licensee Inventory. Licensee will have the right to sell its remaining inventory of Product as of the termination date so long as Licensee has fully paid, and continues to pay when due, all Royalties and Milestone Payments owed to Licensor, and Licensee is otherwise not in material breach of this Agreement. Except with respect to the offering for sale, sale, and import of the remaining inventory of Product described above, Licensee will immediately cease, and will cause its Affiliates and Sublicensees to cease, all Development, Manufacture, use, and Commercialization of Compounds and Products in the Field in the Licensed Territory.
1.1.34.
Termination by Licensor for Cause or Bankruptcy Event; Termination by Licensee for Convenience. In the event that Licensor terminates this Agreement pursuant to Section 13.2, Section 13.3 or Section 13.6 or Licensee terminates this Agreement pursuant to Section 13.4 or Section 13.5, the following will apply:
(c)
Rights and Obligations. Except as otherwise provided herein, all rights and obligations of each Party hereunder will cease, and, except as expressly provided in this Agreement, Licensee will cease all Development, Manufacture, and Commercialization of the Compounds and Products in the Field in the Licensed Territory.
(d)
Transition. Within [***] days of termination of this Agreement, at Licensor’s sole option, the Parties will prepare and negotiate a transition plan that will include, at a minimum, a plan for accomplishing the activities described in this Section 13.7.2(b).
(i)
Continued Development. At Licensor’s request and expense, Licensee will continue on-going Development for a mutually agreed-upon period following the termination of this Agreement, which period will be [***], unless otherwise agreed to by the Parties or unless Licensee terminates this Agreement pursuant to Section 13.5. [***].
(ii)
Technology Transfer and Supply. At Licensor’s request [***], Licensee will make available to Licensor all currently-available records and data which exist and are Controlled by Licensee as of the effective date of termination and are necessary or useful for Licensor to continue using, Developing, Manufacturing, and Commercializing the Compounds and Products. Licensee shall, and shall cause its Affiliates and its or their Sublicensees to, perform a manufacturing technology transfer to Licensor or its designee, including facilitating any transfer from Licensor’s (or any of its Affiliate’s or its or their Sublicensee’s) contract manufacturers. The Parties agree that the Clinical Supply Agreement and Commercial Supply Agreement will set forth in more details the manufacturing technology transfer and supply obligations by the Licensee during the transition period.

(iii)
Regulatory Matters. To the extent permitted by Applicable Law or any applicable Regulatory Authority, at Licensor’s request [***], Licensee will transfer and assign to Licensor (or its designee) all Regulatory Approvals, pricing approvals, and Regulatory Filings held by Licensee with respect to the Product; provided, that if such transfer and assignment is not permitted by Applicable Law or any applicable Regulatory Authority, Licensee will permit Licensor to cross-reference and rely upon such Regulatory Approvals, pricing approvals and Regulatory Filings solely for the purposes of Developing, Manufacturing, and Commercializing the Compounds and Products. Licensee will make available to Licensor copies of all regulatory documentation and records related to the Product, including information contained in the regulatory and safety databases. The Parties will cooperate to ensure the prompt transition of regulatory responsibilities for the Product from Licensee to Licensor.
(iv)
Trademarks. Licensee shall, [***], transfer and assign, and shall ensure that its Affiliates and its or their Sublicensees transfer and assign, to Licensor, [***], all trademarks associated with a Product and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of Licensee or its Affiliates or its or their Sublicensees).
(v)
Inventory. At Licensor’s request and expense, Licensee will, to the extent permitted by Applicable Law, transfer to Licensor (or its designee) all Products, components (including Compounds), and in-process inventory produced or held by Licensee with respect to the Manufacture of Products.
(vi)
Third Party Agreements. At Licensor’s request [***], to the extent Licensee is reasonably able to do so in accordance with Applicable Law and the applicable agreements, Licensee will assign to Licensor (or its designee) any agreements with Third Parties with respect to the Development, Commercialization, and Manufacture of the Products (including any sublicense agreements with a Sublicensee). With respect to Third Party agreements that Licensee is not able to assign to Licensor, Licensee will use reasonable efforts (at the expense of Licensor) to give Licensor the benefit of such contracts for a reasonable transitional period.
(vii)
[***].
(e)
Licensee Inventory. In the event that Licensee terminates this Agreement pursuant to Section 13.4 and Licensor elects not to initiate transition activities pursuant to Section 13.7.2(b), Licensee will have the right to sell its remaining inventory of Product so long as Licensee has fully paid, and continues to pay when due, all Royalties and Milestone Payments owed to Licensor[***]. Except with respect to the offering for sale, sale, and import of the remaining inventory of Product described above, Licensee will immediately cease, and will cause its Affiliates and Sublicensees to cease, all Development, Manufacture, use and Commercialization, of Compounds and Products in the Field in the Licensed Territory.

1.41.
Reduction of Payments in Lieu of Termination. If there exists an Uncured Breach by Licensor, Licensee may, in lieu of terminating this Agreement, reduce any payments due under this Agreement by [***], and this Agreement shall continue in full force and effect notwithstanding such Uncured Breach.
1.42.
Survival. Any expiration or termination of this Agreement will not preclude the terminating Party from exercising any other of those remedies to which it may be entitled under this Agreement or Applicable Law, or terminate any right to obtain performance of any obligation provided for in this Agreement that will survive termination. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing hereunder prior to such expiration or termination. Without limiting the foregoing, the provisions of this Section 13.9, Articles 1, 5 (to the extent relating to any accrued payments), 6 (to the extent relating to any accrued payments), 9, 11, 12, 14, 15 and 16 and Sections 7.1, 7.2, 8.2.2, 10.7 and 13.7 will survive expiration or termination of this Agreement.
10.
Publicity; Publications.
1.43.
Use of Names. Subject to Licensor’s rights pursuant to Section 13.7.2(b)(iv) and except as required by Applicable Law, neither Party (nor any of its Affiliates or agents) will use the registered or unregistered trademarks, service marks, trade dress, trade names, logos, insignia, domain names, symbols, or designs of the other Party or any of its Affiliates in any press release, publication, or other form of promotional disclosure without the prior written consent of the other Party in each instance.
1.26.
Press Releases. Except as may be expressly permitted under Section 9.2.3, neither Party will make any public announcement regarding the existence or terms of this Agreement without the prior written approval of the other Party, such approval not to be unreasonably withheld. For clarity, nothing in this Agreement will prevent either Party from making any public disclosure relating to this Agreement if the contents of such public disclosure have previously been made public other than through a breach of this Agreement by the issuing Party or any of its Affiliates. The Parties agree that each Party may issue future announcements concerning Licensee’s achievement of any significant milestones, including the selection of a clinical candidate, under this Agreement; provided, that the content of any such announcement by Licensor has been mutually agreed upon by the Parties or contains only information that has been previously publicly announced by Licensee. Notwithstanding the foregoing, Licensor may publicly announce the achievement of any Milestone entitling Licensor to receive a payment pursuant to Section 5.2; provided, that Licensor will submit to Licensee for prior review a draft of the proposed announcement to the extent including information that is not covered in the second sentence of this Section 14.2 (“Additional Information”), consider in good faith any reasonable comments made by Licensee on Additional Information, and cooperate with Licensee on the timing of such announcement where required for Licensee to comply with Applicable Law.

1.44.
Publications. Subject to Section 9.2.3, during the Term, each Party will submit to the other Party for review any proposed material academic, scientific, or medical public presentation or publication that refers to, derives from, contains, or otherwise relates to the Compound, the Products, the Licensed Technology, the Licensee Technology or the other Party’s Confidential Information. Such review will be conducted for the purposes of preserving the value of the Licensed Technology and the Licensee Technology, as applicable, and determining whether any portion of the proposed publication or presentation containing a Party’s Confidential Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the non-publishing Party no later than [***] Business Days before the relevant submission date for such publication or presentation (the “Review Period”). The non-publishing Party will provide its comments with respect to such publications and presentations within [***] Business Days of its receipt of such written copy, and the publishing Party will incorporate all appropriate changes proposed by the non-publishing Party regarding its Confidential Information and will delete all Confidential Information of the non-publishing Party as the non-publishing Party may request. The publishing Party will, upon the request of the non-publishing Party, delay such publication or presentation for up to [***] days to permit the non-publishing Party to obtain patent protection for information included in the proposed publication or presentation. Each Party will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication governed by this Section 14.3, including International Committee of Medical Journal Editors standards regarding authorship and contributions.
11.
Dispute Resolution.
1.27.
Arbitration. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to either Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability, or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement but excluding any disputes relating to Final Decision-Making Authority Matters or to the determination of the validity, scope, infringement, enforceability, inventorship, or ownership of the Parties’ respective Patent Rights (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the Dispute:
1.1.6.
The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Party of the nature of the Dispute.
1.1.7.
The Dispute will be referred to the Executive Officer of Licensor and the Executive Officer of Licensee, who will meet no later than [***] days following the initial receipt of the Notice of Dispute and use reasonable endeavors to resolve the Dispute.
1.1.8.
If, within [***] days of initial receipt of the Notice of Dispute, the Dispute has not been resolved or if, for any reason, the meeting described in Section 15.1.2 has not been held within [***] days of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the expedited procedures in those Rules, as specifically modified by the provisions of this Section 15.1.3.

(c)
Arbitration Panel. The arbitration will be conducted by a panel of three (3) arbitrators. Within [***] days after the initiation of the arbitration, each Party will nominate one (1) person to act as arbitrator, and the two (2) arbitrators so named will then jointly appoint the third (3rd) arbitrator within [***] days of their appointment, who will serve as chairman of the panel. All three (3) arbitrators must be independent Third Parties having at least [***] years of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If either Party fails to nominate its arbitrator, or if the arbitrators nominated by the Parties cannot agree on a person to be named as chairman within such [***]-day period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once a Party appoints an arbitrator, such Party will have no ex parte communication with such appointed arbitrator.
(d)
Location and Proceedings. The place of arbitration will be in Wilmington, Delaware, or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof.
(e)
Limitation on Awards. Except as permitted under Section 12.1, the arbitrators will have no authority to award any SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR OTHER SIMILAR DAMAGES. Each Party will bear its own costs and expenses (including attorneys’ fees and expert or consulting fees) incurred in connection with the arbitration. [***].
(f)
Confidentiality. The existence, content, and results of any arbitration proceedings pursuant to this Section 15.1.3 will be deemed the Confidential Information of both Parties.
1.1.9.
Notwithstanding any provision of this Agreement to the contrary, either Party may immediately initiate litigation in any court of competent jurisdiction seeking any remedy at law or in equity, including the issuance of a preliminary, temporary, or permanent injunction, to preserve or enforce its rights under this Agreement.
1.28.
Disputes Relating to Inventorship under Article 7. Any dispute, controversy, or claim between the Parties involving the inventorship of any Patent Rights that are conceived, developed, generated or otherwise made solely by or on behalf of either Party or its Affiliates or its or their Sublicensees under or in connection with this Agreement that is not resolved by mutual agreement of the Party’s respective chief patent counsels (or persons with similar responsibilities) within [***] days after the date the dispute, controversy, or claim is raised by one (1) or both of the Parties will be submitted to an independent patent counsel mutually selected by each Party’s respective chief patent counsels (or persons with similar responsibilities) for resolution. Such independent patent counsel’s determination of inventorship, absent manifest error, will be final and binding on the Parties. The Party whose position such independent patent counsel determines against shall bear [***] of the independent patent counsel’s fees and expenses related to the independent patent counsel’s resolution of any such dispute, controversy, or claim.

12.
General Provisions.
1.29.
Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed, except that such consent will not be required in connection with any assignment to an Affiliate of the assigning Party, or to a Third Party in connection with a sale or transfer of all or substantially all the business to which this Agreement relates, or to any successor Person resulting from any merger or consolidation of such Party with or into such Person; provided, that: (a) the assignee will have agreed in writing to assume all of the assignor’s obligations hereunder; and (b) the other Party is notified promptly after such assignment has been effected. Any such assignment will not relieve the assigning Party of any liabilities or obligations owed to the other Party, including, in the case of Licensee, the payment of any amounts described in Article 5. Any purported assignment of this Agreement in violation of this Section 16.1 will be null and void.
1.30.
Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal, or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity, and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause or portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.
1.31.
Governing Law. This Agreement, and all disputes and claims arising under or in connection therewith, will be governed by and interpreted in accordance with the laws of the State of New York, without regard to conflict of law principles thereof provided that all questions concerning inventorship and ownership of Patent Rights under this Agreement shall be determined in accordance with Section 15.2.
1.32.
Waiver. No provision of this Agreement will be waived by any act, omission, or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.
1.33.
Amendment. No amendment, modification, or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of the Party against whom enforcement of any such amendment, modification, amendment or supplement is sought.
1.34.
Relationship of the Parties. The Parties understand and agree that this Agreement is limited to the activities, rights, and obligations as expressly set forth herein. Nothing herein contained will be deemed to create an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.
1.35.
Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

1.36.
Notices. Any notice or notification required or permitted to be provided pursuant to the terms and conditions of this Agreement will be in writing and will be deemed given upon receipt if delivered personally or by e-mail transmission (receipt verified), five (5) Business Days after deposited in the mail if mailed by certified mail (return receipt requested) postage prepaid, or on the next Business Day if sent by overnight delivery using a nationally recognized express courier service and specifying next Business Day delivery (receipt verified), to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice, provided, however, that notices of a change of address will be effective only upon receipt thereof):

If to Licensor:

Biosion USA, Inc.

1 Innovation Way, Suite 300

Newark, Delaware, USA 19711

Attention: President

Email: [***]

If to Licensee:

Pyxis Oncology, Inc.

35 Cambridge Park Drive

Cambridge, Massachusetts, USA 02140

Attention: Chief Executive Officer

Email: [***]

with a copy to:

Sidley Austin LLP

2850 Quarry Lake Drive

Baltimore, Maryland 21209

Attention: Asher Rubin and Adriana Tibbitts

Email: [***]

To help expedite the other Party’s awareness and response, copies of notices may be provided to the other Party by email but must be supplemented by one of the following methods: (a) personal delivery; (b) first class certified mail with return receipt requested; or (c) next-day delivery by major international courier, with confirmation of delivery. Electronic copies may be sent via email to the email addresses provided above.

1.37.
Further Assurances. Licensee and Licensor hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge, and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.
1.38.
No Third Party Beneficiary Rights. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligation in any Person not a Party to this Agreement. However, either Party may decide, in its sole discretion, to use one (1) or more of its Affiliates to perform its obligations and duties hereunder; provided, that such Party will remain liable hereunder for the performance by any such Affiliates of any such obligations.

1.39.
Entire Agreement. This Agreement, including its Schedules, constitutes and contains the complete, final, and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings, and agreements, whether oral or written, between the Parties respecting the subject matter hereof and thereof.
1.40.
Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
1.41.
Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting, and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.
1.42.
Interpretation. Except where the context expressly requires otherwise: (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa); (b) the words “include”, “includes”, and “including” will be deemed to be followed by the phrase “without limitation”; (c) the word “shall” will be construed to have the same meaning and effect as the word “will” and vice versa; (d) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (e) any reference herein to any Person will be construed to include the Person’s successors and permitted assigns; (f) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (g) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto; (h) the word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement; (i) provisions that require that a Party, the Parties, or any committee hereunder “agree,” “consent,” or “approve” or the like will require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise (but excluding email and instant messaging); (j) references to any specific law, rule, or regulation, or article, section, or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule, or regulation thereof; and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”.
1.43.
Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
1.44.
Fees and Expenses. Except as otherwise specified in this Agreement, each of the Parties shall bear its own costs and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

1.45.
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. If any signature is delivered by email delivery of a “pdf” format data file, such signature will create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such “pdf” signature page were an original thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

PYXIS ONCOLOGY, inc.	BIOSION USA, INC.
By: ____________________________ Name: Lara S. Sullivan, M.D. Title: Chief Executive Officer	By: ____________________________ Name: Hugh M. Davis, Ph.D. Title: President
By: ____________________________ Name: Pam Connealy Title: Chief Financial Officer

Signature Page to License Agreement

SCHEDULE 1.33

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SCHEDULE 1.60

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SCHEDULE 1.61

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SCHEDULE 1.121

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